STANDARD LEASE AGREEMENT

(Triple Net)

1.	BASIC LEASE PROVISIONS.
	1.1	DATE FOR REFERENCE PURPOSES:	April 16, 2015
	1.2	LANDLORD:	Lake Midas LLC, a California limited liability company
	1.3	TENANT:	Spinal Kinetics, Inc., a Delaware corporation
	1.4	PREMISES ADDRESS:	501 Mercury Drive, Sunnyvale, California
	1.5	APPROXIMATE RENTABLE AREA OF PREMISES:	25,051 rentable square feed
	1.6	USE:	Office, administration, research and development, light manufacturing and other related legal uses
	1.7	TERM:	Eight seven (87) months
	1.8	COMMENCEMENT DATE:	October 1, 2015

1.9 MONTHLY BASE RENT:	Period:	Per rsf	Monthly Base Rent:
	October 1,2015 - December 31,2016	$2.48	$62,126.48
	January 1, 2017 - December 31,2017	~$2.55	$63,990.27
	January 1, 2018 - December 31,2018	~$2.63	$65,909.98
	January 1,2019 - December 31,2019	~$2.71	$67,887.28
	January 1,2020 - December 31,2020	~$2.79	$69,923.90
	January 1,2021 - December 31,2021	~$2.88	$72,021.62
	January 1,2022 - December 31,2022	~$2.96	$74,182.27

1.10	BASE RENT AND ESTIMATED OPERATING EXPENSES PAID UPON EXECUTION:
	BASE RENT: APPLIED To:	$62,126.48 January 2016
	OPERATING EXPENSES: APPLIED To:	$9,018.36 October 2015
1.11	TENANT'S PERCENTAGE SHARE:	100%

1

	1.12	SECURITY DEPOSIT:	$300,000.00
	1.13	NUMBER OF PARKING SPACES:	All available parking
	1.14	REAL ESTATE BROKER:
		LANDLORD:	Frank Friedrich of CBRE, Inc.
		TENANT:	Bart Lammersen and Conor Flannery of Jones Lang
LaSalle
	1.15	EXHIBITS ATTACHED TO LEASE:	Exhibit A - 11 Premises; 11 Exhibit B - 11Addendum to
Standard Lease Agreement; " Exhibit B-1- "Landlord
Commencement Date Improvement Renderings;" Exhibit c- "Rules and Regulations;" Exhibit D - "Form
of HazMat Certificate;" Exhibit E - "Form of Letter of
Credit;" Exhibit F - 11Work Letter Agreement"
	1.16	ADDRESSES FOR NOTICES:
		LANDLORD:	Lake Midas LLC
c/o Jason Oderio
PO Box 3125
Los Altos, California 94024
Email: jason@odevco.net
		WITH A COPY TO:	Yolanda Faile
Verity Properties
530 Showers Drive, #7-318
Mountain View, California 94040-4740
Email: ykfaile@verityproperties.com
		TENANT:	Prior to January 1,2016:
Spinal Kinetics, Inc.
595 North Pastoria Avenue
Sunnyvale, California 94085
Attention: Mike Orth, COO
Email: morth @spinalkinetics.com
From and after January 1,2016:
Spinal Kinetics, Inc.
501 Mercury Drive
Sunnyvale, California 94085
Attention: Mike Orth, COO
Email: morth@spinalkinetics.com
2.	PREMISES.

2.1 ACCEPTANCE. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the term of thi.s Lease, subject to the terms, covenants and conditions of this Lease. The Premises is depicted on Exhibit A attached hereto and used interchangeably with the term "Project" in this Lease. The Premises depicted on Exhibit A is the entire building (the "Building") and contains all areas outside of the Building to the extent such areas are within the boundary lines of the parcel of land on which the Building is located. Tenant accepts the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants, conditions, restrictions and easements, and except as may be otherwise expressly provided herein, Landlord shall not be obligated to make any repairs or alterations to the Premises. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. The number of square feet set forth in Section 1.5 is an approximation, and the Base Rent shall not be changed if the actual number of square feet in the Premises is different than the number of square feet set forth in Section 1.5.

2.2 EXTERIOR AREAS. Landlord hereby grants to Tenant for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees during the term of this Lease, the exclusive right to use, in common with others entitled to such use (including Landlord), the Exterior Areas (as hereinafter defined) as they exist from time to time, subject to all rights reserved by Landlord hereunder and under the terms of all rules and regulations promulgated by Landlord from time to time with respect thereto. Landlord reserves the right from time to time upon reasonable prior notice and so long as Tenant's access to, or use of, the Premises is not materially impaired (a) make changes in the Exterior Areas, including, without limitation, changes in location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (b) close temporarily any of the Exterior Areas for maintenance purposes so long as reasonable access to the Premises remains available; and (c) do and perform such other acts and make such other changes in, to or with respect to the Exterior Areas as Landlord may deem reasonably appropriate. As used herein, the term "Exterior Areas" means all areas and facilities outside the Building and within the exterior boundary lines of the parcel of land owned by Landlord on which the Building is located, including, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways and landscaped areas. Under no circumstances shall the right herein granted to use the Exterior Areas be deemed to include the right to store any property, temporarily or permanently, in the Exterior Areas, including, without limitation, the storage of trucks or other vehicles. Any such storage shall be permitted only with the prior written consent of Landlord, which consent shall not be unreasonably withheld. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Notwithstanding anything contained herein to the contrary, Landlord shall not be permitted to makes changes to the equipment pads or generators.

3.
TERM.

3.1
TERM AND COMMENCEMENT DATE. The term and Commencement Date of this Lease are as specified in Sections 1.7 and 1.8. Except as set forth in Section 3.2, the Commencement Date shall not be adjusted for any reason, including, but not limited to, Tenant's delay in completion of the Tenant Improvements (as defined in the Work Letter Agreement attached to this Lease).

3.2
DELAY IN POSSESSION. lf for any reason Landlord cannot deliver possession of the Premises to Tenant, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, in such a case, if Landlord shall not have tendered possession of the Premises to Tenant within thirty (30) days following the date of this Lease, as the same may be adjusted in accordance with this Section 3.2 or Section 3.3 or in accordance with the terms of any work letter agreement attached to this Lease, Tenant may, at Tenant's option, by notice in writing to Landlord at any time prior to Landlord's delivery of possession of the Premises to Tenant, terminate this Lease. If Tenant terminates this Lease as provided in the preceding sentence, the parties shall be discharged from all obligations hereunder, except that Landlord shall return any money previously deposited with Landlord by Tenant. If Landlord is unable to deliver possession of the Premises to Tenant, as the same may be adjusted in accordance with this Section 3.2 or Section 3.3 or in accordance with any work letter agreement attached to this Lease, due to a Force Majeure Event (as defined below), such estimated thirty (30) day period shall be extended by the period of the delay caused by the Force Majeure Event. A 11 Force Majeure Event 11 shall mean fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals, or any other cause beyond the reasonable control of Landlord. Notwithstanding the foregoing, the Commencement Date shall be delayed and the Expiration Date shall be extended on a day for day basis for each day of delay in the delivery of possession of the Premises to Tenant, commencing on the eleventh (11th) day after the last to occur of the events in Section 3.4(a), (b) and (c). By way of example, if the last to occur of the events in Section 3.4(a), (b) and (c) occurs on April 10th and possession of the Premises is delivered on April 25th, the Commencement Date shall be delayed, and the Expiration Date shall be extended for, four (4) days (one day each commencing on April 21st and expiring April 24th). When the Premises is actually delivered by Landlord, Landlord may complete a commencement date memorandum in such form reasonably required by Landlord and Tenant shall, within ten (10) business days after Landlord's request, execute the letter and deliver it to Landlord. Tenant's failure to execute the letter within said ten (10) business day period shall constitute Tenant's acknowledgment of the truth of the facts contained in the letter delivered by Landlord to Tenant.

3.3
DELAYS CAUSED BY TENANT. The thirty (30) day period specified in Section 3.2 shall be deemed extended, to the extent of any delays caused by acts or omissions of Tenant, Tenant's agents, employees and contractors, Tenant's failure to timely deliver the proof of insurance, Security Deposit, L-C or prepaid rent required by this Lease, or for Tenant delays as defined in any work letter agreement attached to this Lease,if any (hereinafter 11Tenant Delays").

3.4
TENDER OF POSSESSION. Possession of the Premises shall be deemed tendered to Tenant when Landlord has offered Tenant possession of the Premises. Landlord shall tender possession of the Premises to Tenant, in broom clean condition, free of debris and equipment, with all Building systems and structural elements of the Building (including without limitation, the foundation) in good working condition and repair, promptly after the last of (a) the full execution and delivery of this Lease; (b) Tenant providing the Landlord with proof of the insurance required of Tenant herein; and (c) Landlord's receipt of the Security Deposit, L-C and prepaid rent.

4.
USE.

4.1
PERM ITTED USE. The Premises shall be used only for the purpose described in Section 1.6 and for no other purpose. In no event shall any portion of the Premises be used for retail sales. Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises, including, without limitation, any variance, conditional use permit or rezoning, without first obtaining Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion. Tenant shall not (a) permit any animals or pets to be brought to or kept in the Premises, (b) install any antenna, dish or other device on the roof of the Building or outside of the Premises except as set forth in Exhibit B, (c) make any penetrations into the roof of the Building unless approved by Landlord as Landlord shall determine in its sole and absolute discretion, (d) place loads upon floors, walls or ceilings in excess of the load such items were designed to carry, (e) place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or other items outside of the Building or (f) change the exterior of the Building. In no event shall Tenant use the Premises for the sale of medical marijuana or any use associated with the sale of medical marijuana. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Project are suitable for its intended use and that its use is permitted by applicable laws and regulations, and that neither Landlord nor Landlord's agents have made any representation or warranty as to the present or future suitability of the Premises, or the Project for the conduct of Tenant's business. Subject to the terms of this Lease, Tenant shall have access to the Premises 24 hours a day, 7 days a week.

4.2
COMPLIANCE WITH LAWS. Tenant shall, at Tenant's sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants, conditions, restrictions, easements, the reasonable recommendations of Landlord's engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to, or triggered by, the specific use by Tenant of the Premises, the Tenant Improvements and/or any Alterations, if and to the extent required by any applicable governing agency. Tenant shall, at Tenant's sole expense, comply with all accessibility requirements of State and Federal law that apply to the Premises, Title 24 of the California Code of Regulations (including without limitation the 2013 Building Energy Efficiency Standards) ("Title 24"), and all federal, state and local laws and regulations governing occupational safety and health if required by any applicable governing agency. Tenant acknowledges that it will be responsible for complying with current and future laws and regulations (if and to the extent required by any applicable governing agency) even though such compliance requires Tenant to make substantial repairs or modifications (including structural modifications) to the Premises. Notwithstanding the foregoing, Tenant's obligation to comply with such laws shall not include any compliance obligation to the improvements performed by Landlord pursuant to Section 66. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance, create a dangerous situation, or would disturb, unreasonably interfere with or endanger Landlord. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.

4.3
DISCLOSURE REGARDING ACCESSIBILITY INSPECTION. The Premises have not undergone an inspection by a Certified Access Specialist ("CASp") to determine whether or not the Premises meets all applicable construction related accessibility standards pursuant to California Civil Code Section 55.51 et. seq. Landlord shall have the right (but not the obligation) to obtain a report from a CASp, and, in the event that Landlord does so, and such report provides that the Project is in compliance (or any issues of non-compliance are corrected), then, as between Landlord and Tenant, (regardless of whether the claim is brought by any third party, including a subtenant or invitee of Tenant) such report, upon delivery to Tenant shall be conclusive that Landlord has complied with any obligation relating specifically to matters covered by the CASp as of delivery (and exclusive of any improvements made by Tenant) pursuant to California Civil Code sections 55.52 and 55.53. If Tenant commissions an inspection by a CASp, Tenant (i) will not provide Landlord with a copy of such report; (ii) shall be responsible for any and all consequences resulting from the commissioning of such inspection, including, but not limited to, implementing, managing and performing any and all repairs, improvements and/or modifications to the Premises, Building, Project or Exterior Areas required by any governing agency as a result thereof; and (iii) shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by any party claiming that Landlord had knowledge of a non-compliance of the Premises, Building, Project or Exterior Areas with applicable laws as a result of such inspection. Notwithstanding clause (ii) of the immediately preceding sentence, Landlord may elect to implement, manage and/or perform such repairs, improvements and/or modifications in lieu of requiring Tenant to implement, manager and/or perform such and, in such case, Tenant shall reimburse Landlord for all costs and expenses associated therewith within thirty (30) days after demand from Landlord.

5.
BASE RENT. Tenant shall pay Base Rent in the amount set forth on the first page of this Lease. At the time Tenant executes this Lease it shall pay to Landlord the amounts set forth in Sections 1.10 and 1.12. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent and Operating Expenses on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent and Operating Expenses for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant shall have no right at any time to abate, reduce, or set off any rent due hereunder except where expressly provided in this Lease.

6.
OPERATING EXPENSE PAYMENTS.

6.1
OPERATING EXPENSES. Commencing on the Commencement Date, Tenant shall pay Tenant's Percentage Share (as set forth in Section 1.11) of the Operating Expenses for the Project. For the purposes of this Lease, the term "Operating Expenses" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay, whether ordinary or capital, in connection with the ownership, operation, maintenance, repair and replacement of all or any aspect of the Project (including the associated Exterior Areas), including, but not limited to, the following:

(a)
wages and salaries of all employees, agents, consultants and other individuals or entities engaged in the operation, repair, replacement, maintenance, and security of the Project, including taxes, insurance and benefits relating thereto;

(b)
all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project;

(c)
annual cost of all Capital Improvements (as defined below) made to the Project which although capital in nature (i) can reasonably be expected to reduce the normal operating costs of the Project, (ii) are made in order to comply with any law now or hereafter promulgated by any governmental authority, and/or (iii) are incurred in connection with the ownership, operation, maintenance, repair or replacement of any aspect of the Project, which replacements shall be comparable to similarly situated projects as reasonably determined by Landlord, all, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion in accordance with generally accepted accounting principles (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes) together with an interest factor on the unamortized cost of such item equal to the lesser of eight percent (8%) per annum or the maximum rate of interest permitted by applicable law;

(d)
cost of all utilities paid by Landlord;

(e)
cost of any insurance or insurance related expense applicable to the Project and Landlord's personal property used in connection therewith, including, but not limited to, the insurance costs described in Section 10.2;

(f)
cost of repairs, replacements and general maintenance of the Project (including all truck court areas, paving and parking areas, Exterior Area lighting facilities, fences, gates, water lines, sewer lines, rail spur areas and any other item Landlord is obligated to repair or maintain), other than costs necessary to assure the structural soundness of the roof, foundation and exterior walls of the Project which are payable solely by Landlord under Section 11;

(g)
cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement or security of the Project (including, without limitation, alarm service, exterior painting, trash collection, snow, ice, debris and waste removal and landscape maintenance};

(h)
the cost of all accounting fees, legal fees and consulting fees attributable to the operation,

ownership, management, maintenance or repair of the Project;

(i)
payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant or other agreement relating to the sharing of costs among property owners;

(j)
a property management fee in an amount not to exceed 1.5% of Base Rent payable for the Premises
(k)
the cost of all business licenses, permits or similar fees relating to the operation, ownership, repair or maintenance of the Project;

(l)
the cost of all Real Property Taxes; and

(m)
the cost of any other item the cost of which is stated in this Lease to be an Operating Expense.

For purposes of this Lease, a "Capital Improvement" shall be an improvement to the Project that Landlord is obligated or permitted to make pursuant to this Lease, the cost of which is not fully deductible in the year incurred in accordance with generally accepted accounting principles; provided, however, that, at Landlord's option, the following items shall be treated as expenses and not Capital Improvements, and the entire cost of these items may be included in Operating Expenses in the year incurred: (i) the cost of painting all or part of the Project, (ii) the cost of resurfacing and restriping roadways and parking areas, and (iii) the cost of Capital Improvements incurred in any calendar year to the extent the cost of the Capital Improvements are less than $20,000. References to facilities, services, utilities or other items in this section shall not impose an obligation on Landlord to have said facilities or to provide said services unless such facilities and services already exist at the Project.

6.2
OPERATING EXPENSE EXCLUSIONS. Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term "Operating Expenses" shall not include the following: (i) costs (including permit, license and inspection fees) incurred for tenant improvements; (ii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion of the Project), leasing commissions, advertising expenses and similar costs incurred in connection with the leasing of the Project;

(iii) depreciation of the Building or any other improvements situated within the Project; (iv) any items for which Landlord is actually reimbursed by insurance or by direct reimbursement by any other tenant of the Project; (v) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 11and 12, below; (vi) other than any interest charges for Capital Improvements referred to in Section 6. (c) hereinabove, any interest or payments on any financing for the Building or the Project and interest and penalties incurred as a result of Landlord's late payment of any invoice; (vii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in Section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Section 27 hereof; (viii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; (ix) any payments under a ground lease or master lease; (x) except as provided above, the cost of Capital Improvements; (xi) insurance premiums and deductibles for earthquake insurance; (xii) reserves; and (xiii) cost to comply with any violation of law existing as of the date of this Lease (a) compliance with which is not grandfathered, (b) which is not considered legal non compliant; and (c) which Landlord has received written notice from applicable governing agencies demanding compliance therewith.

6.3
PAYMENT. Tenant's Percentage Share of Operating Expenses shall be payable by Tenant within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord's option, however, Landlord may, from time to time, reasonably estimate what Tenant's Percentage Share of Operating Expenses will be, and the same shall be payable by Tenant monthly during each calendar year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord's estimate of Tenant's Percentage Share of Operating Expenses, Landlord shall deliver to Tenant within one hundred eighty

(180) days after the expiration of each calendar year a reasonably detailed statement (the "Statement") showing Tenant's Percentage Share of the actual Operating Expenses incurred during such year. Landlord's failure to deliver the Statement to Tenant within said period shall not constitute Landlord's waiver of its right to collect said amounts or otherwise prejudice Landlord's rights hereunder. If Tenant's payments under this section during said calendar year exceed Tenant's Percentage Share as indicated on the Statement, Tenant shall be entitled to a refund or a credit the amount of such overpayment against Tenant's Percentage Share of Operating Expenses next falling due. If Tenant's payments under this section during said calendar year were less than Tenant's Percentage Share as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of the Statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last calendar year for which Tenant is responsible for Operating Expenses, notwithstanding that the Lease term may have terminated before the end of such calendar year; and this provision shall survive the expiration or earlier termination of the Lease.

6.4
TENANT'S AUDIT RIGHT. Provided no notice of default has been delivered by Landlord to Tenant which remains uncured, whether before or after expiration of any applicable notice and cure period, Tenant shall have the right, not later than sixty {60) days following receipt of such Statement, during Landlord's regular business hours and on reasonable prior notice, to inspect, at the location of Landlord's accounting records, Landlord's books and records regarding Operating Expenses for the year to which the Statement relates. Tenant's right to undertake an audit with respect to any calendar year shall expire sixty {60) days after Tenant's receipt of the Statement for such calendar year, and such Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such sixty (60) day period. If Tenant gives Landlord notice of its intention to audit Operating Expenses, it must commence such audit within sixty (60) days after such notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days after such notice is delivered to Landlord. If Tenant does not commence and complete the audit within such periods, the Statement which Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. The inspection of Landlord's books and records may be conducted by Tenant's employee or a reputable certified public accountant (i.e., a member of a reputable, independent, nationally or regionally recognized certified public accounting firm, who has experience reviewing financial operating records of building landlords; provided that such accountant is not retained by Tenant on a contingency fee basis). If such inspection reveals that the amount of Operating Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the inspection, without interest. All costs and expenses of the inspection shall be paid by Tenant unless the final determination in the inspection is that Landlord overstated Operating Expenses by more than five percent (5%) for the applicable year, in which case Landlord shall pay all reasonable costs and expenses of the inspection in an amount not to exceed Three Thousand Five Hundred Dollars ($3,500.00). Landlord shall maintain its accounting records of Operating Expenses for at least two (2) years. Tenant agrees that the results of any Operating Expense audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity, except to accountants and legal advisors.

7.
SECURITY DEPOSIT. Tenant shall deliver to Landlord at the time it executes this Lease the security deposit set forth in Section 1.12 as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease beyond any applicable notice and cure period, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within twenty (20) days after written demand therefore deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep said security deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord's damages in the event of Tenant's default. Tenant hereby waives the provisions of any law which is inconsistent with this section including, but not limited to, Section 1950.7 (except subsection (b)) of the California Civil Code.

8.
UTILITIES.

8.1
PAYMENT. From and after possession of the Premises are tendered to Tenant, Tenant shall contract for and pay all water, gas, electricity, telephone, sewer, sprinkler services, refuse and trash collection and other utilities and services used in connection with the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto. Tenant shall contract directly with the applicable public utility for such services.

8.2
INTERRUPTIONS. Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish water, gas, electricity, telephone, sewer, refuse and trash collection or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Project, by any accident, casualty or event arising from any cause whatsoever, including the negligence of Landlord, its employees, agents and contractors, by act, negligence or default of Tenant or any other person or entity, or by any other cause, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.

8.3 INTENTIONALLY OMITTED.

8.4. ALTERNATIVE UTILITY PROVIDERS. If permitted by applicable laws, Landlord shall have the right at any time and from time to time during the term of this Lease to either contract for service from a different company or companies (each such company referred to as an "Alternate Service Provider") other than the company or companies presently providing electrical service for the Project (the "Electric Service Provider") or continue to contract for service from the Electric Service Provider, at Landlord's sole discretion. Tenant agrees to cooperate with Landlord, the Electric Service Provider, and an Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building1s electric lines, feeders, risers, wiring and any other machinery within the Premises.

8.5 ENERGY USE. Landlord shall have the right to require Tenant to provide Landlord with copies of bills from electricity, natural gas or similar energy providers (collectively, "Energy Providers") Tenant receives from Energy Providers relating to Tenant's energy use at the Premises ("Energy Bills") within twenty (20) days after Landlord's written request. In addition, Tenant hereby authorizes Landlord to obtain copies of the Energy Bills directly from the Energy Provider(s), and Tenant hereby authorizes each Energy Provider to provide Energy Bills and related usage information directly to Landlord without Tenant's consent. From time to time within twenty (20) days after Landlord's request, Tenant shall execute and deliver to Landlord an agreement provided by Landlord authorizing the Energy Provider(s) to provide to Landlord Energy Bills and other information relating to Tenant's energy usage at the Premises.

9.
REAL AND PERSONAL PROPERTY TAXES.

9.1
PAYMENT OF TAXES. Tenant shall pay Real Property Taxes as part of Operating Expenses.

9.2
DEFINITION OF REAL PROPERTY TAX. As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof. Real Property Taxes shall not include income, inheritance and gift taxes. Notwithstanding anything contained herein to the contrary, Real Property Taxes shall not include: (a) excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state and local income taxes, and other taxes applied or measured by Landlord's general or net income (as opposed to rents, receipts, or income attributable to operations at the Building); (b) any penalty or fee imposed as a result of Landlord's failure to pay Real Property Taxes when due; and (c) any items paid directly to the taxing authority by Tenant under Section 9.3 below.

9.3
PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant's use of the Premises. If any of Tenant's personal property shall be assessed with Landlord's real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within thirty (30) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

9.4
REASSESSMENTS. From time to time Landlord may challenge the assessed value of the Project as determined by applicable taxing authorities and/or Landlord may attempt to cause the Real Property Taxes to be reduced on other grounds. If Landlord is successful in causing the Real Property Taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a "Reduction"), Landlord shall, to the extent practicable, credit the Reduction(s) to Real Property Taxes for the calendar year to which a Reduction applies and recalculate the Real Property Taxes owed by Tenant for that year based on the reduced Real Property Taxes. All costs incurred by Landlord in connection with obtaining and/or processing the Real Property Tax reductions (e.g.,consulting fees, accounting fees etc.) may be included in Operating Expenses or deducted from the Reduction. Landlord shall have the right to compensate a person or entity it employs to obtain a Reduction by giving such person or entity a percentage of any Reduction obtained.

10.
INSURANCE.

10.1
INSURANCE· TENANT.

(a)
Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance with coverages acceptable to Landlord, in Landlord's reasonable discretion, which, by way of example and not limitation, protects Tenant, Landlord and its property manager (each as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing coverage in an amount not less than $2,000,000 per occurrence and not less than $3,000,000 in the aggregate with an "Additional Insured-Managers and Landlords of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract 11 for the performance of Tenant's indemnity obligations under this Lease.

(b)
Tenant shall obtain and keep in force during the term of this Lease "Causes of Loss - Special Form" extended coverage property insurance (previously known as "all risk" property insurance) with coverages acceptable to Landlord, in Landlord's reasonable discretion. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant's personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant's trade fixtures and other property. By way of example, and not limitation, such policies shall provide protection against any peril included within the classification "fire and extended coverage," against vandalism and malicious mischief, theft and sprinkler leakage. Tenant's policy shall include endorsements to insure Tenant against losses to valuable papers, records and computer equipment and to compensate Tenant for the cost of recovering lost data. To the extent that Tenant's policy covers tenant improvements to the Premises, Landlord shall be a loss payee on such policy.

(c)
Tenant shall obtain and keep in force during the term of this Lease insurance for pollution liability and clean-up costs with coverages acceptable to Landlord, in Landlord's reasonable discretion, which by way of example and not limitation, protects against liability for cleanup costs, bodily injury and property damage, defense costs and contractual liability. Such insurance shall provide coverage of not less $3,000,000 per occurrence and $5,000,000 in the aggregate.

(d)
Tenant shall, at all times during the term hereof, maintain the following insurance with coverages reasonably acceptable to Landlord: (i) workers' compensation insurance as required by applicable law, (ii) employers liability insurance with limits of at least $1,000,000 per occurrence, (iii) automobile liability insurance for owned, non-owned and hired vehicles with limits of at least $1,000,000 per occurrence and (iv) business interruption and extra expense insurance. In addition to the insurance required in (i), (ii), (iii) and (iv) above, Landlord shall have the right to require Tenant to reasonably increase the limits of its insurance and/or obtain such additional insurance as is customarily and reasonably required by landlords owning similar real property in the geographical area of the Project; provided, however, landlord shall not have the right to require that Tenant adjust its insurance coverage more than once in any forty eight (48) month period, and not during the initial forty eight (48) months of the Term.

10.2
INSURANCE-LANDLORD.

(a)
Landlord may obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.

(b)
Landlord shall also obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Project in the amount of the replacement cost thereof (excluding foundations and similar items unless Landlord elects to insure such and excluding items covered by Tenant's insurance), as determined by landlord from time to time. The terms and conditions of said policies, their deductibles and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord's reasonable discretion. In addition, at Landlord's option, Landlord shall obtain and keep in force, during the term of this ease, a policy of rental interruption insurance, with Joss payable to Landlord, which insurance shall, at Landlord's option, also cover all Operating Expenses. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. The policies purchased by Landlord shall contain such deductibles as Landlord may determine.

10.3
INSURANCE POLICIES. Tenant shall deliver to Landlord certificates of the insurance policies required under Section 10.1concurrently with Tenant's execution of this Lease using an ACORD 28 form or a similar form approved by Landlord. Tenant's insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after ten (10) days prior written notice to Landlord. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals thereof. Tenant's insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a "General Policyholder's Rating" of at least A- and a financial rating of at least "Class VIII" (or such other rating as may be required by any lender having a lien on the Project) as set forth in the most recent edition of "Best Insurance Reports." All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord, Landlord's property manager and lender(s) and their respective officers, shareholders, directors, partners, members, managers1 employees, successors and assigns, shall be included as additional insureds under Tenant's commercial general liability policy, the pollution liability policy and under the Tenant's excess or umbrella policy, if any, using ISO additional insured endorsement CG 20 11or a substitute providing equivalent coverage, and such additional endorsements as Landlord may reasonably require. Tenant's insurance policies shall not include deductibles in excess of $10,000.

10.4
WAIVER OFSUBROGATION. Landlord waives any and all rights of recovery against Tenant and Tenant's employees and agents for or arising out of damage to, or destruction of, the Project to the extent that Landlord's insurance policies then in force insure against such damage or destruction (or to the extent of what would have been covered had Landlord maintained the insurance required to be carried under this Lease) and permit such waiver. Tenant waives any and all rights of recovery against Landlord and Landlord's employees and agents for or arising out of damage to, or destruction of, the Project to the extent that Tenant's insurance policies then in force insure against such damage or destruction (or to the extent of what would have been covered had Tenant maintained the insurance required to be carried under this Lease) and permit such waiver. Tenant shall cause the insurance policies it obtains in accordance with Section 10.1relating to property damage to provide that the insurance company waives all right of recovery by subrogation against Landlord in connection with any liability or damage covered by Tenant's insurance policies.

10.5
COVERAGE. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant's property or Tenant's obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant's obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

11.
LANDLORD'S REPAIRS. Subject to Sections 12, 14 and 15, it is the intent of the parties that Landlord have no obligation to maintain, repair or replace any aspect of the Premises. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

12.
TENANT'S REPAIRS.

12.1
OBLIGATIONS OF TENANT. Subject to Section 12.2 below, Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises in good and sanitary condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, skylights, roof membranes, any special store front or office entry, walls and finish work, floors and floor coverings, heating and air conditioning systems, dock boards, bumpers, plates, seals, levelers and lights, plumbing work and fixtures (including periodic backflow testing), electrical systems, lighting facilities and bulbs, sprinkler systems, alarm systems, life safety systems, fire detection systems, termite and pest extermination, tenant signage, roof covering and membrane, structural elements of the roof, and regular removal of trash and debris. Landlord shall have the right to reasonably approve the contractor Tenant shall use to make any repair or to perform any maintenance on the roof, heating, ventilation and air conditioning systems ("HVAC"), plumbing systems, electrical systems, sprinkler systems, fire alarm systems or fire detection systems located at the Premises. Tenant shall not paint or otherwise change the exterior appearance of the Building without Landlord's prior written consent, which may be given or withheld in Landlord's reasonable discretion. Tenant shall not disturb the integrity and support provided by any wall. Notwithstanding anything contained herein to the contrary, if Landlord reasonably determines that an item described in this Section 1 2.1cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Landlord, and the cost thereof shall be included in Operating Expenses subject to Section 6, provided that, to the extent that such Operating Expense is capitalized, Tenant may prepay its obligation at any time. If Tenant fails to keep the Premises in good condition and repair, Landlord may after providing written notice of such election to Tenant, but shall not be obligated to, make any necessary repairs. If Landlord makes such repairs, Landlord may bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within twenty (20) days after demand by Landlord, plus a ten percent (10%) administrative fee.

12.2
PERFORMANCE OF WORK BY LANDLORD. Landlord shall keep and maintain in good and sanitary condition, promptly making all necessary repairs and replacements to the structural soundness of the foundation of the Building, structural components of the Building, exterior walls of the Premises, fencing and the Exterior Areas. The items described in the previous sentence that Landlord will cause to be repaired, maintained and replaced are hereinafter referred to as the "Landlord Maintenance Items." Tenant shall reimburse Landlord as additional rent for all costs Landlord incurs in performing the Landlord Maintenance Items as set forth in Section 6. Landlord's maintenance of the exterior walls of the Premises shall include the right, but not the obligation, of Landlord to paint from time to time all or some of the exterior walls, canopies, doors, windows, gutters, handrails and other exterior parts of the Premises with colors selected by Landlord and reasonably approved by Tenant, and Tenant shall reimburse Landlord as provided above for all costs incurred by Landlord in painting such items. Tenant shall promptly give Landlord written notice of any repair or maintenance required by Landlord pursuant to this section, after which Landlord shall have a reasonable time in which to complete such repair or maintenance.

12.3
MAINTENANCE CONTRACTS. Tenant shall enter into regularly scheduled preventative maintenance/service contracts for some or all of the following: the HVAC units servicing the Premises, the sprinkler, fire alarm and fire detection systems servicing the Premises, backflow testing for the plumbing servicing the Premises and for the roof membrane of the Premises (the "Maintenance Contracts"). The Maintenance Contracts shall include maintenance services satisfactory to Landlord, in Landlord's reasonable discretion. If Tenant fails to maintain any Maintenance Contract, Landlord may after providing written notice of such election to Tenant, but shall not be obligated to, enter into such Maintenance Contract. If Landlord enters into any such Maintenance Contract, Landlord may bill Tenant for the cost thereof as additional rent, and said additional rent shall be payable by Tenant within twenty (20) days after demand by Landlord, plus a ten percent (10%) administrative fee.

13.
ALTERATIONS AND SURRENDER.

13.1
CONSENT OF LANDLORD. Landlord acknowledges that Tenant uses the Premises for manufacturing and consequently Tenant will periodically make Alterations to carry out this purpose. Tenant shall have the right, subject to Landlord's reasonable requirements relating to construction at the Project, upon ten (10) days prior written notice to Landlord but without Landlord's consent, to make alterations ("Permitted Alterations") to the inside of the Building that do not (i) involve the expenditure of more than $50,000 in any consecutive ninety (90) day period or more than $350,000 over the Lease term, (ii) affect the exterior appearance of the Building or the roof,

(iii) affect the Building's electrical, plumbing mechanical systems or the structural elements of the Building, or (iv) affect the Exterior Areas or parking areas. Except with respect to Permitted Alterations, Tenant shall not, without Landlord's prior written consent, which may be given or withheld in Landlord's reasonable discretion, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as "Consent Required Alterations") in, on or about the Premises of the Project. References in this Lease to "Alterations" shall mean both Permitted Alterations and Consent Required Alterations. At the expiration of the term, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises and the Project to their prior condition, at Tenant's expense. If, as a result of any Alteration made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act, Title 24 or any other law or regulation, and such compliance requires Landlord to make any improvement or Alteration to any portion of the Project, as a condition to Landlord's consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation. Alternatively, Landlord may require that Tenant perform any improvement or alteration required to comply with such law or regulation. Should Landlord permit Tenant to make Alterations, Tenant shall use only such architect and contractor as has been expressly and reasonably approved by Landlord and, if Landlord reasonably determines that there is material risk that Tenant may not complete such Alteration or pay all costs and expenses associated therewith, Landlord may require Tenant to provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond, or similar security reasonably approved by Landlord, such as a bank bond, in an amount equal to one and one-quarter times the estimated cost of such Alteration, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. In addition, Tenant shall pay to Landlord a fee equal to one and one-half percent {1.5%) of the cost of the Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans for the Alterations and in monitoring the construction of the Alterations (the "Landlord Fee"), which Landlord Fee Landlord may agree to waive as it shall determine in its sole and absolute discretion. If Landlord incurs architectural, engineering or other consultant's fees in evaluating such Alterations, Tenant shall reimburse Landlord for these actual and reasonable fees. If Tenant proposes Alterations to Landlord but subsequently elects not to construct the Alterations, and Landlord has incurred costs in reviewing Tenant's proposed Alterations (e.g., architect's, engineer's or property management fees), Tenant shall reimburse Landlord for the actual and reasonable costs incurred by Landlord within thirty (30) days after written demand. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alterations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, "builders all risk11 insurance in an amount reasonably approved by Landlord, workers compensation insurance and any other insurance requested by Landlord, in Landlord's reasonable discretion.

13.2
PERMITS. Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit, if a building permit is required. If Landlord consents to an Alteration and the Alterations require a building permit, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

13.3
MECHANICS LIENS. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Project, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to not less than one and one-half times the amount of such contested lien claim indemnifying Landlord against liability arising out of such lien or claim. Such bond shall be sufficient in form and amount to free the Project from the effect of such lien. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs incurred as a result of any such lien.

13.4
NOTICE. Tenant shall give Landlord not less than ten (10) days' advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non responsibility in or on the Premises or the Project.

13.5
SURRENDER. Subject to Landlord's right to require removal or to elect ownership as hereinafter provided, all Alterations made by Tenant to the Premises shall be the property of Tenant, but shall be considered to be a part of the Premises. Provided that Tenant affirmatively requests in writing a determination from Landlord whether or not Landlord will require the removal of some or all of an Alteration, which written requests shall be in bold, all capital letters and state at the top of the first page of such request "TENANT HEREBY REQUESTS LANDLORD TO NOTIFY TENANT IN WRITING WITHIN TEN (10) BUSINESS DAYS AFTER LANDLORD'S RECEIPT OF THIS LETTER WHETHER OR NOT LANDLORD Wil REQUIRE REMOVAL AND RESTORATION OF SOME OR Al OF THE ALTERATION TO WHICH CONSENT IS REQUESTED. LANDLORD'S FAILURE TO NOTIFY TENANT IN WRITING WITHIN TEN (10) BUSINESS DAYS THAT LANDLORD REQUIRES REMOVAL AND RESTORATION OF SOME OR Al OF SUCH ALTERATION SHALL BE DEEMED LANDLORD'S ELECTION TO REQUIRE REMOVAL AND RESTORATION OF SUCH ALTERATION," Landlord shall notify Tenant in writing within ten (10) business days whether or not Landlord will require removal and restoration of some or all of such Alteration and Landlord's failure to timely notify Tenant shall be deemed Landlord's election to require removal and restoration of such Alteration. If Landlord does not respond to Tenant's initial request for a removal and restoration determination, Tenant may deliver a second request for determination to Landlord and, provided that Tenant's second request states in bold, all capital letters and state at the top of the first page of such request "THIS LETTER CONSTITUTES SECOND REQUEST FOR A REMOVAL AND RESTORATION DETERMINATION, TENANT HEREBY REQUESTS LANDLORD TO NOTIFY TENANT IN WRITING WITHIN FIVE (SJ BUSINESS DAYS AFTER LANDLORD'S RECEIPT OF THIS LETTER WHETHER OR NOT LANDLORD WILL REQUIRE REMOVAL AND RESTORATION OF SOME OR All OF THE ALTERATI ON TO WHICH CONSENT IS REQUESTED. LANDLORD'S FAILURE TO NOTIFY TENANT IN WRITING WITHIN FIVE (5) BUSINESS DAYS THAT LANDLORD REQUIRES REMOVAL AND RESTORATION OF SOME OR Al OF SUCH ALTERATION SHALL BE DEEMED LANDLORD'S ELECTION NOT TO REQUIRE REMOVAL AND RESTORATION OF SUCH ALTERATION," Landlord shall notify Tenant in writing within five (5) business days whether or not Landlord will require removal and restoration of some or all of such Alteration and Landlord's failure to timely notify Tenant shall be deemed Landlord's election not to require removal and restoration of such Alteration. Unless Landlord elects, or is deemed to have elected, to require removal and restoration of such Alteration at the end of the term of this Lease, the Alterations shall become the property of Landlord at the end of the term of this Lease. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises (including, but not limited to, all doors, windows, floors and floor coverings, skylights, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, electrical systems, lighting facilities, sprinkler systems, fire detection systems and roof (collectively the "Elements of the Premises") to Landlord in the same condition as received, ordinary wear and tear and casualty damage excepted, clean and free of debris and Tenant's personal property, trade fixtures and equipment, with all Alterations required to be removed, removed, and the Premises restored back to its condition prior to the construction of such Alterations, with any damage caused by such surrender, removal and restoration repaired by Tenant. Tenant's personal property shall include all computer wiring and cabling installed by Tenant and shall be removed by Tenant unless Landlord otherwise notifies Tenant in writing not to remove the cabling. Provided, however, if Landlord has not elected to have Tenant remove the Alterations, Tenant shall leave the Alterations at the Premises in good condition and repair, ordinary wear and tear and casualty damage excepted. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Damage to or deterioration of any Element of the Premises or any other item Tenant is required to repair or maintain at the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all damages, expenses, costs, losses or liabilities arising from any delay by Tenant in so surrendering the Premises including, without limitation, any damages, expenses, costs, losses or liabilities arising from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses and damages suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys• fees and costs; provided, however, such indemnity obligation shall not be effective until ten {10) days after Landlord shall deliver written notice (the "New Lease Notice") that Landlord is negotiating for, or has negotiated, a new lease of all of a portion of the Premises, which New Lease Notice shall include a statement that Tenant's indemnity obligation set forth in this Section shall be effective if Tenant does not timely and fully completed its removal and restoration obligations prior to the expiration or earlier termination of this Lease. In addition to the foregoing and regardless of whether or not Landlord provides a New Lease Notice, Tenant shall reimburse Landlord for all costs associated with Tenant's failure to complete its removal and restoration obligation plus an administrative fee in the amount of ten percent {10%) of such costs, which reimbursement shall be made by Tenant within thirty {30) days after demand from Landlord.

13.6
FAILURE OF TENANT TO REMOVE PROPERTY. If this Lease is terminated due to the expiration of its term or otherwise, and Tenant fails to remove its property, in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.

14.
DAMAGE AND DESTRUCT/ON.

14.1
EFFECT OF DAMAGE OR DESTRUCTION. If all or part of the Building or Project is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Materials (as defined below) or by any other cause whatsoever (hereinafter collectively referred to as "Damages"), but the Damages are not material (as defined in Section 14.2 below), Landlord shall repair the Damages to the Project as soon as is reasonably possible, and this Lease shall remain in full force and effect. If all or part of the Project is destroyed or materially damaged (as defined in Section 14.2 below), Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Project or to terminate this Lease. Landlord shall within ninety (90) days after the discovery of such material damage or destruction notify Tenant in writing of Landlord's intention to repair or to rebuild or to terminate this Lease. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord's election to terminate this Lease. Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Project after material damage or destruction, but in good faith determines that the Premises cannot be substantially repaired within three hundred sixty (360) days after the date of the discovery of the material damage or destruction, without payment of overtime or other premiums, and the damage to the Project will render the Building untenantable or unusable for Tenant's intended purposes, Landlord shall notify Tenant thereof in writing at the time of Landlord's election to rebuild or repair, and Tenant shall thereafter· have a period of thirty (30) days within which Tenant may elect to terminate this Lease, upon thirty (30) days' advance written notice to Landlord. Tenant's termination right described in the preceding sentence shall not apply if the damage was caused solely by the negligent or intentionally wrongful acts of Tenant or its employees, agents, contractors or invitees. Failure of Tenant to exercise said election within said thirty (30) day period shall constitute Tenant's agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays caused by Force Majeure Events. If Landlord is unable to repair the damage to the Premises during such three hundred sixty (360) day period due to Force Majeure Events, the three hundred sixty

{360) day period shall be extended by the period of delay caused by the Force Majeure Events. Subject to Section 14.3 below, if Landlord or Tenant terminates this Lease in accordance with this Section 14.1, Tenant shall continue to pay all Base Rent, Operating Expenses and other amounts due hereunder which arise prior to the date of Damages. If Damages occur during the last twelve (12) months of the Term and cannot be repaired within 60 days from the date of damage, Tenant may, upon 30 days' notice, terminate this Lease.

14.2
DEFINITION OF MATERIAL DAMAGE. Damage to the Project shall be deemed material if, in Landlord's reasonable judgment, the uninsured cost of repairing the damage will exceed $100,000 or the Damage cannot be repaired within two hundred seventy (270) days from the date of such Damage. Damage to the Project shall also be deemed material if (a) the Project cannot be rebuilt or repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Project requires that insurance proceeds available to repair the damage in excess of $75,000 be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the damage occurs during the last twelve (12) months of the Lease term and cannot be repaired within 60 days from the date of damage; provided, however, if prior to such election to terminate Tenant has elected to extend the Term pursuant to the provisions of this Lease and such election may not then according to its terms be rescinded or terminated, then for purposes of this Section 14.2(c) the Term shall be deemed to expire on such extended date.

14.3
ABATEMENTOF RENT. In the event of damage to the Premises, and the damage was not caused solely by the negligence or intentionally wrongful acts of Tenant or its employees, agents, contractors or invitees, then Tenant's Base Rent and Tenant's Share of Operating Expenses shall be abated or reduced, as the case may be, for such time that the Premises is unusable for Tenant's intended purposes, or Tenant is prevented from using, and does not use, the Building or a portion thereof, in the proportion that the rentable area of the portion of the Building that Tenant is prevented from using, and does not use, bears to the total rentable area of the Building.

14.4
TENANT'SACTS. If such damage or destruction occurs as a result of the negligence or the intentional and wrongful acts of Tenant or Tenant 1s employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the damage, Tenant shall pay, at Tenant's sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

14.5
TENANT'S PROPERTY. Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively "Tenant's property") located at the Project. Tenant shall repair or replace all of Tenant's property at Tenant's sole cost and expense. Tenant acknowledges that it is Tenant's sole responsibility to obtain adequate insurance coverage to compensate Tenant for damage to Tenant's property.

14.6
WAIVER. Landlord and Tenant hereby waive the provisions of any present or future statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

15.
CONDEMNATION. If any portion of the Premises is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises is taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, and said taking lasts for ninety

(90) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than ninety (90) days, Tenant's rent shall be abated during said period but Tenant shall not have the right to terminate this Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Rent shall be reduced in the proportion that the usable floor area of the Building taken bears to the total usable floor area of the Building. Exterior Areas taken shall be excluded from the Exterior Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's removable personal property and for moving expenses and goodwill. In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Project, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Project caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. This section, not general principles of law or California Code of Civil Procedure Sections 1230.010 et seq., shall govern the rights and obligations of Landlord and Tenant with respect to the condemnation of all or any portion of the Project.

16.
ASSIGNMENT AND SUBLETTING.

16.1
LANDLDRD's CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (hereinafter collectively a "Transfer"), without Landlord's prior written consent, which shall not be unreasonably withheld. Landlord shall respond to Tenant's written request for consent hereunder within fifteen

(15) business days after Landlord's receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a default and breach of this Lease. Tenant's written request for Landlord's consent shall include, and Landlord's fifteen (15) business day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles, if available, for the lesser of (i) the past two (2) years or (ii) the time period the assignee or subtenant has been in existence, (b) intentionally omitted, (c) a credit report or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises,

(e) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, (g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant,

(h) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises, and (i) a Hazardous Materials Disclosure Certificate substantially in the form of Exhibit D attached hereto (the "Transferee HazMat Certificate"). If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant's written request shall not be considered complete until the information described in (a), (b) and (c) of the previous sentence has been provided with respect to each proposed guarantor. "Transfer" shall also include the transfer (a) if Tenant is a corporation, and Tenant's stock is not publicly traded over a recognized securities exchange, of fifty percent (50%) or more of the voting stock of such corporation during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership, limited liability company, limited liability partnership or other entity, of fifty percent (50%) or more of the profit and loss participation in such partnership or entity during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership, limited liability company, limited liability partnership or other entity.

16.2
STANDARD FDR APPROVAL. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 16. Tenant acknowledges and agrees that each requirement, term and condition in this Section 16 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 16 is not complied with or: (a) intentionally omitted; (b) in Landlord's reasonable judgment, a proposed assignee or subtenant does not have the financial wherewithal to satisfy its obligations under such assignment or sublease, as applicable; (c) intentionally omitted; (d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (e) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease containing such terms and conditions as Landlord reasonably deems necessary; (f) the use of the Premises by the proposed assignee or subtenant is not permitted by this Lease; (g) intentionally omitted; (h) Tenant is in default as defined in Section 17 at the time of the request; (i) if requested by Landlord's lender, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of Landlord's lender; (j) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (k) intentionally omitted; (I) intentionally omitted;

(m) the assignment or sublease will result in there being more than two subtenants of the Premises; (n) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency; or (o) the assignee or subtenant will use, store or handle Hazardous Materials in or about the Premises of a type, nature, quantity not acceptable to Landlord, in Landlord's sole discretion.

16.3 ADDITIONAL TERMS AND CONDITIONS. The following terms and conditions shall be applicable to any Transfer:

(a)
Regardless of Landlord's consent, no Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

(b)
Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

(c)
Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section 16.

(d)
The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease.

(e)
In the event of any default under this Lease beyond any applicable notice and cure period, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

(I)
Landlord's written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then-existing default.

(g)
The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord's election, render Landlord's consent null and void.

(h)
Landlord shall not be liable under this Lease or under any sublease to any subtenant.

(i)
No assignment or sublease may be modified or amended without Landlord's prior written consent.

(j)
Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

(k)
At Landlord's request, Tenant shall deliver to Landlord, Landlord's reasonable and standard consent to assignment or consent to sublease agreement, as applicable, executed by Tenant, the assignee and the subtenant, as applicable.

16.3
ADDITIONAL TERMSAND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)
Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default beyond any applicable notice and cure period shall occur in the performance of Tenant's obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease, including, but not limited to, Tenant's obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default beyond any applicable notice and cure period exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary.

(b)
In the event Tenant shall default beyond any applicable notice and cure period in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

16.4
TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent one-half of all amounts received by Tenant from the subtenant or assignee in excess of the amounts payable by Tenant to Landlord hereunder (the "Transfer Premium"). The Transfer Premium shall be reduced by the reasonable brokerage commissions, tenant improvement costs and legal fees incurred by Tenant in order to assign the Lease or to sublet all or a portion of the Premises. "Transfer Premium" shall mean all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease and reasonable brokerage commissions, tenant improvement costs, and attorney's fees and costs incurred by Tenant in connection with such sublease or assignment. If less than all of the Premises is subleased, for purposes of calculating the Transfer Premium, the Base Rent and the additional rent due under this Lease shall be allocated to the subleased premises on a per-leasable-square-foot basis (e.g., if one-half of the Premises is subleased, for purposes of determining the amount of the Transfer Premium, one-half of the Base Rent and additional rent due under this Lease would be allocated to the subleased premises, and this amount would be subtracted from the base rent, additional rent and other monies payable to Tenant under the sublease). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair-market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer. Landlord and Tenant agree that the foregoing Transfer Premium is reasonable.

16.5
PERMITTED TRANSFER. Notwithstanding anything to the contrary contained in this Section 16, an assignment of the Lease or sublease of all or any portion of the Premises to any entity which controls or is controlled by or is under common control with Tenant or which acquires all or substantially all of the assets, stock or equity interests of Tenant or which is the surviving entity resulting from a merger or consolidation of Tenant (in each such case, an "Affiliate"), shall not require Landlord's consent provided that at least ten (10) days prior to such assignment or sublease (or ten (10) days after such assignment or sublease, if prohibited by law) (i) Tenant provides Landlord with reasonable evidence that the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles consistently applied (and excluding goodwill) that is sufficient to meet the obligations of Tenant under the Lease, and that is at least equal to the tangible net worth of Tenant immediately prior to such merger, consolidation or sale; (ii) Tenant notifies Landlord in writing of any such assignment or sublease and provides Landlord with evidence that such assignment or sublease is a Transfer permitted by this section; (iii) prior to the date an assignment or sublease will take effect (or promptly thereafter if Tenant is prohibited by law from notifying Landlord prior to the effective date of such assignment or sublease), the assignee or sublessee and Tenant shall enter into Landlord's standard consent to sublease agreement or consent to assignment agreement (the "Transfer Agreements"), and (iv) Tenant shall pay Landlord's expenses pursuant to Section 16.7. Whether or not an assignment or sublease to an Affiliate is made pursuant to the terms of this section, Tenant shall not be relieved of its obligations under this Lease.

16.6
LANDLORD'S EXPENSES. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay (a) $1,000 to Landlord to compensate Landlord for its internal administrative costs in processing the request plus (b) Landlord's actual and reasonable out-of-pocket costs and expenses incurred in connection therewith including, but not limited to, attorneys', architects 1 accountants', engineers' or other consultants' fees. ,

17.
DEFAULT; REMEDIES.

17.1
DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 17.2. Landlord or Landlord's authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

(a)
Tenant's failure to make any payment of Base Rent, Tenant's Percentage Share of Operating Expenses or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this Section 17.l(a).

(b)
The abandonment of the Premises by Tenant coupled with the nonpayment of rent.

(c)
The failure of Tenant to comply with any of its obligations under Sections 4, 10, 13, 16, 19, 23, 25, 26, 27 and 28 where Tenant fails to comply with its obligations or fails to cure any earlier breach of such obligation within ten (10) days following written notice from Landlord to Tenant. In the event Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 17.l(c).

(d)
The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 17. (a), (b) and (c), above), where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's nonperformance is such that more than twenty (20)

days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said twenty (20) day period and thereafter diligently pursues such cure to completion. In the event that Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 17.l(d).

(e)
(i) The making by Tenant or any guarantor of Tenant's obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a "debtor" as defined in 11U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty {30) days; or (v) the insolvency of Tenant. In the event that any provision of this Section 17.l(e) is unenforceable under applicable law, such provision shall be of no force or effect.

(f)
The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant's obligations hereunder, was materially false at the time given. Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information.

(g)
If Tenant is a corporation, partnership, limited liability company or similar entity, the dissolution or liquidation of Tenant.

(h)
If Tenant's obligations under this Lease are guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis or (vi) if the guarantor is a corporation, limited liability company or partnership, the dissolution of the guarantor or the termination of the guarantor's existence.

17.2
REM EDIES.

(a)
In the event of any default of this Lease by Tenant as provided in Section 17.1, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

(i)
terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, any unamortized real estate commissions actually paid by Landlord and the unamortized value of any tenant improvement allowance provided by Landlord. The "worth at time of award" of the amounts referred to in Section 17.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable law. The worth at the time of award of the amount referred to in Section 17.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For purposes of this Section 17.2(a)(i), "rent" shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease.

(ii)
maintain Tenant's right of possession, in which event Landlord shall have the remedy described in California Civil Code Section 1951.4 which permits Landlord to continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due. In the event Landlord elects to continue this Lease in effect, Tenant shall have the right to sublet the Premises or assign Tenant's interest in the Lease subject to the reasonable requirements contained in Section 16 of this Lease and provided further that Landlord shall not require compliance with any standard or condition contained in Section 16 that has become unreasonable at the time Tenant seeks to sublet or assign the Premises pursuant to this Section 17.2(a)(ii).

(iii)
collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

(iv)
pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

(b)
No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Lease and/or the termination of Tenant's right to possession of the Premises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term of the Lease or by reason of Tenant 1s occupancy of the Premises.

(c)
If Tenant abandons the Premises, Landlord may re-enter the Premises, and such re-entry shall not be deemed to constitute Landlord's election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease. The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

17.3
DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to damages and/or an injunction. Tenant hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Landlord default. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord's performance shall be extended for the period of any such delay.

17.4
LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant's Percentage Share of Operating Expenses or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Project. Accordingly, if any installment of Base Rent, Tenant's Percentage Share of Operating Expenses or any other sum due from Tenant shall not be received by Landlord within five (5) calendars days of when such amount is due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, including the assessment of interest under Section 17.5. Notwithstanding the foregoing, Landlord will not be permitted to assess a late charge unless Landlord notifies Tenant of such assessment within thirty (30) days after the date on which such payment first became due.

17.5
INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid within five (5) days of when due shall bear interest from the date due at the lesser of ten percent (10%) per annum or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

17.6
PAYMENT OF RENT AND SECURITY DEPOSIT AFTER DEFAULT. If Tenant fails to pay Base Rent, Tenant's Percentage Share of Operating Expenses, parking charges or any other monetary obligation due hereunder on the date it is due, after Tenant's third failure to pay any monetary obligation on the date it is due, at Landlord's option, all monetary obligations of Tenant hereunder shall thereafter be paid by wire transfer for the next 12 months. If Landlord has required Tenant to make said payments by wire transfer, Tenant's failure to make a payment by wire transfer shall be a default hereunder.

18.
LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may, but shall not be obligated to, after five (5) days' prior written notice to Tenant, make any such payment or perform any such act on Tenant's behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within twenty (20) days after delivery by Landlord to Tenant of statements therefore, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of this section.

19.
INDEMNITY. Except for the gross negligence or willful misconduct of Landlord or any Landlord Party (which shall apply throughout this Section), Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, members, managers, agents, property managers, lenders and ground lessors (said persons and entities are hereinafter individually referred to as an "Indemnified Party" or "Landlord Party'', and collectively referred to as the "Indemnified Parties" or "Landlord Parties") from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, cost of consultants and experts, reasonable attorney's fees, court costs and other legal expenses, effects of environmental contamination, cost of environmental testing, removal, remediation and/or abatement of Ha2ardous Materials (as said term are defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as "Damages") arising out of or related to an Indemnified Matter (as defined below). For purposes of this section, an "Indemnified Matter" shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (a} Tenant's or its employees', agents', contractors 1 or invitees' (all of said persons or entities are hereinafter collectively referred to as "Tenant Parties") use or occupancy of the Premises or the Project, (b) any act, omission or neglect of a Tenant Party, (c) Tenant's failure to perform any of its obligations under the Lease, (d) the existence, use or disposal of any Hazardous Materials (as defined below) brought on to the project by a Tenant Party or (e) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. Tenant's obligations hereunder shall include, but shall not be limited to (f) compensating the Indemnified Parties for Damages arising out of Indemnified Matters within twenty (20) days after written demand from an Indemnified Party and (g) providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant's sole expense, within twenty (20) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded. If Tenant is obligated to compensate an Indemnified Party for Damages arising out of an Indemnified Matter, Landlord shall have the immediate and unconditional right, but not the obligation, without notice or demand to Tenant, to pay the damages, and Tenant shall, upon twenty (20) days' advance written notice from Landlord, reimburse Landlord for the costs incurred by Landlord. By way of example, and not limitation, Landlord shall have the immediate and unconditional right to cause any damages to the Exterior Areas or to any other part of the Project to be repaired and to compensate other occupants of the Project or other persons or entities for Damages arising out of an Indemnified Matter. The Indemnified Parties need not first pay any Damages to be indemnified hereunder. Tenant's obligations under this section shall not be released, reduced or otherwise limited because one or more of the Indemnified Parties are or may be actively or passively negligent with respect to an Indemnified Matter or because an Indemnified Party is or was partially responsible for the Damages incurred. This indemnity is intended to apply to the fullest extent permitted by applicable law. Tenant's obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination.

20.
EXEMPTION OF LANDLORD FROM LIABILITY. Except for the gross negligence or willful misconduct of Landlord or any Landlord Party, Tenant hereby agrees that Landlord Parties shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant1s employees, agents, contractors or invitees, or any other person in or about the Project, nor shall Landlord Parties be liable for injury to the person of Tenant, Tenant's employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, acts of terrorism, Hazardous Substances, fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, and regardless of whether the cause of the damage or injury arises out of the active negligence, passive negligence or intentional acts of Landlord Parties. Landlord Parties shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Project. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant's property or business or injury to persons, in, upon or about the Project arising from any cause, including the active or passive negligence of landlord Parties, and Tenant hereby waives all claims in respect thereof against Landlord Parties.

21.
LANDLORD'S LIABILITY. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease; and Tenant hereby agrees to look solely to Landlord's transferee for the performance of Landlord's obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant's security deposit to Tenant or transfer Tenant's security deposit to Landlord's transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord's equity interest in the Project and any rent, income or proceeds therefrom for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord's failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord's obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord, if any, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

22.
SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Building, without Landlord's prior written consent, which approval shall not be unreasonably withheld. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint and/or replace the building facia surface to which its signs are attached whether or not such signage was installed as part of the initial Tenant Improvements. Tenant shall obtain all applicable governmental permits and approvals for signs and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements. Tenant shall have the right to install Building facade signage and monument signage at the Premises after first obtaining Landlord's prior written approval, including, but not limited to, approval of the design, location, style, materials and type of signage, which approval shall not be unreasonably withheld.

23.
PARKING. During the term and subject to the rules and regulations attached hereto as Exhibit C, as modified by Landlord from time to time (the "Rules"), Tenant shall be entitled to use all parking spaces at the Project at no additional charge during the Term and any extension thereof. If Tenant commits or allows in the parking lot any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord. Tenant's parking rights are the personal rights of Tenant, and Tenant shall not transfer, assign or otherwise convey its parking rights separate and apart from this Lease. All parking spaces may only be used for parking vehicles no larger than full-size passenger automobiles or pick-up trucks. Landlord, in addition to its other remedies, shall have the right to remove or tow away any other vehicles. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those reasonably designated by Landlord for such activities. Tenant may designate up to seven (7) parking spaces for visitors to the Project, which parking spaces shall be subject to the mutual agreement of the parties. In addition, Tenant may allocate parking spaces located near the rear of the Building as equipment pads on an as needed basis subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. The re-designation of parking spaces for equipment pads shall be considered an Alteration and subject to all of the terms and conditions of Section 13, including, but not limited to, Landlord's right to require removal of such pads and restoration to parking spaces. Except with respect to the re-designation of the aforementioned parking spaces for equipment pads, Tenant may not reduce the number of full size parking spaces at the Project, convert full size parking spaces to compact spaces or otherwise change the parking configuration of the Project.

24.
BROKER'S FEE. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in Section 1.14, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party. The commission payable to Landlord's broker and Tenant's broker with respect to this Lease shall be pursuant to the terms of the separate commission agreement in effect between Landlord and Landlord's broker. Landlord's broker shall pay a portion of its commission to Tenant's broker, if so provided in any agreement between Landlord's broker and Tenant's broker. Nothing in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's broker.

25.
ESTOPPEL CERTIFICATE.

25.1
DELIVERY OF CERTIFICATE. Tenant shall from time to time, upon not less than ten (10) business days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant's knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed,

(d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with

Landlord's obligations, and (e) that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.

25.2
FAILURE TO DELIVER CERTIFICATE. At Landlord's option, the failure of Tenant to deliver such statement within such time shall constitute a default of Tenant hereunder, or it shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance, (c) not more than one month's Base Rent has been paid in advance, (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations, and (e) Tenant has taken possession of the Premises.

26.
FINANCIAL INFORMATION. From time to time, at Landlord's request but not more than once per calendar year unless such request is made in connection with a proposed sale or financing of the Project (requests in connection with a proposed sale or financing of the Project shall not count as the one per calendar year request), Tenant shall cause the following financial information to be delivered to Landlord, at Tenant's sole cost and expense, upon not less than ten (10) business days' advance written notice from Landlord: (a) a current financial statement for Tenant and Tenant's financial statements for the previous two accounting years, (b) a current financial statement for any guarantor(s) of this Lease and the guarantor'(s) financial statements for the previous two accounting years and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant hereby authorizes Landlord, from time to time but not more than once per calendar year unless such request is made in connection with a proposed sale or financing of the Project (requests in connection with a proposed sale or financing of the Project shall not count as the one per calendar year request), without notice to Tenant, to obtain a credit report or credit history on Tenant from any credit reporting company. Prior to receiving any such financial information, Landlord shall execute and deliver to Tenant a commercially reasonable confidentiality agreement.

27.
ENVIRONM ENTAL M ATTERS/ HAZARDOUS M ATERIALS.

27.1
HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE. Prior to executing this Lease, Tenant has delivered to Landlord Tenant's executed initial Hazardous Materials Disclosure Certificate (the "Initial HazMat Certificate"), a copy of which is attached hereto as Exhibit D. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, deliver to Landlord an executed Hazardous Materials Disclosure Certificate (the "HazMat Certificate") describing Tenant's then-present use of Hazardous Materials on the Premises, and any other reasonably necessary documents and information as requested by Landlord. The HazMat Certificates required hereunder shall be in substantially the form attached hereto as Exhibit D.

27.2
DEFINITION OF HAZARDOUS M ATERIALS. As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws (defined below); (b) petroleum, petroleum by-products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law; or

(h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Project or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises, any other portion of the Project or any surrounding property. For purposes of this Lease, the term "Hazardous Materials" shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.

27.3
PROHIBITION; ENVIRONMENTAL LAWS. Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises and the Project without, in each instance, obtaining Landlord's prior written consent thereto. If Landlord, in its sole discretion, consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing. Any such usage and storage may only be to the extent of the quantities of Hazardous Materials as specified in the then-applicable HazMat Certificate as expressly approved by Landlord. In all events such usage and storage must at all times be in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions}, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws") and in compliance with the recommendations of Landlord's consultants. Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right, in Landlord's sole discretion, at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 27 or to determine if Hazardous Materials are present in, on or about the Project, (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Exterior Areas, and (iv) to require Tenant to complete a survey of its use, storage and handling of Hazardous Materials in the Premises, using a form and following procedures designated by Landlord, in Landlord's sole discretion (the "Survey"). Tenant shall reimburse Landlord for the cost of all such inspections, tests and investigations, and all costs associated with any Survey. If as a result of an inspection, test or Survey Landlord determines, in Landlord's sole discretion, that Tenant should implement or perform safety, security or compliance measures, Tenant shall within thirty (30) days after written request by Landlord perform such measures, at Tenant's sole cost and expense. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant Parties with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation relating thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

27.4
TENANT'S ENVIRONMENTAL OBLIGATIONS. Tenant shall give to Landlord immediate verbal and follow- up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Exterior Areas; provided that Tenant has actual, implied or constructive knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant Parties such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Project. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same, and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, cleanup, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and other portions of the Project after the satisfactory completion of such work.

27.5
ENVIRONMENTAL INDEMNITY. In addition to Tenant's other indemnity obligations under this Lease, Tenant agrees to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and the other Landlord Parties harmless from and against any and all loss, cost, damage, liability or expense (including, without limitation, diminution in value of any portion of the Premises or the Project, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the Project) arising at any time during or after the term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Project as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or Tenant Parties. In addition to the foregoing indemnity, if Landlord is prevented or delayed from leasing all or any portion of the Premises as a result of Tenant's failure to surrender the Premises to Landlord in compliance with all Environmental Laws as required of Tenant by the terms of this Lease, Tenant shall pay Landlord rent at fair market value (calculated as if the Premises were in full compliance with Environmental Laws) for the portion of the Premises that Landlord is prevented or delayed from leasing such portion of the Premises for such period of time as Landlord is prevented or delayed from leasing such portion of the Premises. Payment owing pursuant to the preceding sentence shall be due within thirty (30) days after demand from Landlord. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Project nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 27.5 due to Landlord's status as either an "owner" or "operator" under any Environmental Laws. Notwithstanding the foregoing, Tenant shall not be responsible for any (i) Hazardous Materials conditions existing as of the date of this Lease (other than to the extent such existing conditions are exacerbated by Tenant or any Tenant Party; or (ii) any violation of Environmental Laws caused by Landlord or any employee, contractor or agent of Landlord.

27.6
SURVIVAL. Tenant's obligations and liabilities pursuant to the provisions of this Section 27 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation, all Environmental Laws at the expiration or earlier termination of this Lease, then Landlord may require Tenant to surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Project in any manner whatsoever related to, directly. or indirectly, Hazardous Materials.

28.
SUBDRDINATION.

28.1
EFFECT OF SUBORDINATION. This Lease, and any Option (as defined below) granted hereby, upon Landlord's written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default beyond any applicable notice and cure period and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title, (b) be liable for the breach of this Lease by any prior landlord, (c) be subject to any offsets or defenses which Tenant may have against the prior landlord or (d) be liable to Tenant for the return of its security deposit. If requested by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any future lender holding a security interest in the Project, ground lessor, mortgage holder or other lien holder, which agreement shall be on such lender's standard and reasonable form agreement and Tenant shall pay any and all costs and expenses associated therewith. Landlord's failure to obtain such agreement for Tenant's benefit shall not be a default by Landlord and shall not afford Tenant any rights or remedies, including, but not limited to, the right to terminate this Lease.

28.2
EXECUTION OF DOCUMENTS. Tenant agrees to execute and acknowledge any documents Landlord reasonably requests that Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) business days after written demand shall constitute a default by Tenant hereunder or, at Landlord's option, Landlord shall have the right to execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and Irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant1s name, place and stead to execute such documents in accordance with this section.

28.3
MORTGAGEE PROTECTION. Tenant will give the holder of any mortgage, by registered mail, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or the holder of the mortgage previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then Tenant will provide written notice of such failure to such holder and such holder will have an additional 15 days after receipt of such notice within which to cure the default (but shall not be obligated to cure the default). If the default cannot be cured within the additional 15 day period, then the holder will have such additional time as may be necessary to effect the cure if, within the 15 day period, the holder has promptly commenced and is diligently pursuing the cure (including without limitation commencing foreclosure proceedings if necessary to effect the cure).

29.
OPTIONS.

29.1
DEFINITION. As used in this Lease, the word "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease, (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Project or the right of first offer to lease other space within the Project, and (3) the right or option to terminate this Lease prior to its expiration date or to reduce the size of the Premises. Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect. For purposes of this section, an Option shall also include any Option contained in any subsequent amendment to this Lease.

29.2
OPTIONS PERSONAL. Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and may be exercised only by the original Tenant or any Affiliate while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant other than an Affiliate. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Tenant, the Lease has been assigned or a sublease exists as to any portion of the Premises other than to an Affiliate, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

29.3
MULTIPLE OPTIONS. In the event that Tenant has multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

29.4
EFFECT OF DEFAULT ON OPTIONS. Tenant shall have no right to exercise an Option (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Section 17.1 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of this Lease beyond any applicable notice and cure period. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of this section.

29.5
INTENTIONALLY DMITTED.

29.6
INTENT/ONALLY DMITTED.

29.7
NOTICE OF EXERCISE OF OPTION. Notwithstanding anything to the contrary contained in Section 43, Tenant shall give written notice exercising the Option using certified mail return receipt requested or some other method where the person delivering the package containing the notice obtains a signature of the person accepting the package containing the notice (e.g., by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package). It shall be the obligation of Tenant to prove that Landlord received the notice exercising the Option in a timely manner.

30.
LANDLORD RESERVATIONS. Landlord shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice; and (b) to place signs, notices or displays upon the roof, interior or exterior of the Building or Exterior Areas of the Project. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises provided that Landlord's use does not unreasonably interfere with Tenant's use of the Premises.

31.
CHANGES ro PROJECT. Landlord shall have the right, in Landlord's sole discretion, from time to time upon reasonable prior notice and provided that Tenant's use of or access to the Premises is not materially impaired, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as "Changes") including, but not limited to, the exterior of buildings, the Exterior Areas, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas. Jn connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Exterior Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Changes and Landlord's actions in connection with such Changes shall in no way constitute a constructive eviction ofTenant or entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord's actions in connection with such Changes. Landlord shall use commercially reasonable efforts to minimize disruption to Tenant's business operations caused by Changes.

32. INTENT/ONALLY DMITTED.

33.
HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord's consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be one hundred fifty percent (150%) of the Base Rent payable immediately preceding the termination date of this Lease; and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof, after the expiration of the term hereof without Landlord's consent, Tenant shall, at Landlord's option, be treated as a tenant at sufferance. Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of the Lease term or to give Tenant the right to hold over after the expiration or earlier termination of the Lease term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, Joss, claim or liability (including attorneys' fees) Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

34.
LANDLORD'S ACCESS.

34.1
ACCESS. Landlord and Landlord's agents, contractors and employees shall have the right to enter the Premises at reasonable times upon reasonable advance telephonic notice to Tenant (except in the case of any emergency, where no advance notice shall be required) for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders or tenants (during the last 8 months of the Term), undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project. In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant's property resulting from such access. Landlord may at any time place on or about the Building or the Project for sale or for lease signs (during the last 8 months of the Term).

34.2
KEYS. Landlord shall have the right to retain keys to the Jocks on the entry doors to the Premises and all interior doors at the Premises.

35.
SECURITY M EASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from implementing security measures for the Project or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord's negligent provision of security measures. In no event shall Tenant or its employees, agents or contractors bring firearms or other weapons to the Project or the Premises, and Tenant shall not have the right to employ armed security guards.

36.
EASEM ENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) business days after Landlord's request, and Tenant's failure to do so shall constitute a default by Tenant. The obstruction of Tenant's view, air or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

37.
TRANSPORTATION MANAGEMENT. Tenant shall fully comply at its sole expense with all present or future programs implemented or required by any governmental or quasi-governmental entity to manage parking, transportation, air pollution or traffic in and around the Project or the metropolitan area in which the Project is located.

38.
SEVERABIL/TY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

39.
TIME OF ESSENCE. Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.

40.
DEFINITION OF ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent, Tenant's Percentage Share of Operating Expenses and late charges shall be deemed to be rent.

41.
INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attachments listed in Section 1.15 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord nor any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.

42.
AM EN DM ENTS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. One or more emails signed by one or more parties shall never constitute a writing signed by the parties that is capable of amending or modifying the Lease.

43.
NOTICES. All notices required or permitted by this Lease shall be in writing and may be delivered (a) in person (by hand, by messenger or by courier service), (b) by U.S. Postal Service regular mail, (c) by U.S. Postal Service certified mail, return receipt requested, (d) by U.S. Postal Service Express Mail, Federal Express or other overnight courier, or (e) by email transmission provided that a copy is also delivered via the method identified in clause (a) or

(d) within one (1) business day after such email transmission. Any notice permitted or required hereunder, and any notice to pay rent or quit or similar notice, shall be deemed personally delivered to Tenant on the date the notice is personally delivered to any employee of Tenant at the Premises. The addresses set forth in Section 1.16 of this Lease shall be the address of each party for notice purposes. Landlord or Tenant may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereinafter designate by written notice to Tenant. Any notice sent by regular mail or by certified mail, return receipt requested, shall be deemed given three (3) days after deposited with the U.S. Postal Service. Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party's address for notice purposes. If any notice is transmitted by email, the notice shall be deemed delivered upon telephone confirmation of receipt of the transmission thereof at the appropriate party's address for notice purposes, electronic receipt by the sender of successful transmission, or the recipient's acknowledgement of receipt or response to the delivering email. A copy of all notices delivered to a party by email transmission shall also be delivered via the method identified in clause (a) or (d) within one (1) business day after such email transmission. If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day. Nothing contained herein shall be construed to limit Landlord's right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this section have been met.

44.
WAIVERS. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives California Code of Civil Procedure Section 1179 and Civil Code section 3275 which allow tenants to obtain relief from the forfeiture of a lease, and Tenant hereby waives any claim it may have against Landlord based on Landlord's failure to comply with Section 1938 of the Calif9rnia Civil Code. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ Tenant's right of occupancy of the Premises after any termination of this Lease.

45.
COVENANTS. This Lease shall be construed as though Landlord's covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

46.
BINDING EFFECT; CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Project is located, and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

47.
ATTORNEYS' FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and court costs reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default, whether or not a legal action is subsequently commenced in connection with such default. Landlord and Tenant agree that attorneys' fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of Section 365(b)(l)(B) of the Bankruptcy Code or any successor statute.

48.
AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction or going-out-of-business sale upon the Premises or the Exterior Areas.

49.
MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord's and Tenant's estates and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

SO. QUIET POSSESSION. Subject to the other terms and conditions of this Lease, and the rights of any lender, and provided Tenant is not in default beyond any applicable notice and cure period hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

51.
AUTHORITY. /!Tenant is a corporation, trust, limited liability company, limited liability partnership or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust, limited liability company, limited liability partnership or other partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

52.
CONFLICT. Any conflict between the type written provisions of this Lease and handwritten provisions, if any, shall be controlled by the handwritten provisions; provided, however, handwritten provisions shall have no force or effect unless separately initialed by both Landlord and Tenant.

53.
MULTIPLE PARTIES. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with Section 43 on one Tenant shall be deemed service of notice on all Tenants.

54.
INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties, and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease, the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

55.
PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

56.
RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

57.
RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform. Landlord shall have the right, from time to time, to modify, amend and enforce the Rules in a nondiscriminatory and reasonable manner. Landlord shall not be responsible to Tenant for the failure of other persons, including, but not limited to, other tenants, their agents, employees and invitees, to comply with the Rules.

58. INTENTIONALLY OMITTED.

59.
PATRIOT ACT. Tenant represents to Landlord that to its actual knowledge, (i) neither Tenant nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a "Prohibited Person") with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under Executive Order 13224 (the "Executive Order") signed on September 24, 2001,and entitled "Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, or other governmental action, (ii) Tenant's activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of2001 or the regulations or orders promulgated thereunder (as amended from time to time, the "Money Laundering Act") and (iii) throughout the term of this Lease, Tenant shall comply with the Executive Order and with the Money Laundering Act.

60.
CONFIDENTIALITY. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord's relationship with other tenants of the Project. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease for a period of one year to any other person or entity without the prior written consent of Landlord, which may be given or withheld by Landlord, in Landlord's sole discretion, except to Tenant's agents, employees, lenders, and prospective transferees. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

61.
WAIVER OF JURY TRIAL. TO THE EXTENT PERMITIED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATIER WHATSOEVER ARISI NG OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

62.
COUNTERPART COPIES; ELECTRONIC SIGNATURES. This Lease and any documents or addenda attached hereto may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the parties had executed a single copy of this Lease or the attached document or addenda. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, Landlord shall have the right to execute this Lease and any documents and addenda attached to this

Lease using an electronic signature, and Landlord's electronic signature shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature. If Landlord executes this ease or any documents or addenda attached to this Lease using an electronic signature, Landlord's electronic signature will appear in Landlord's signature block. An email from Landlord, its agents, brokers, attorneys, employees or other representatives shall never constitute Landlord's electronic signature or be otherwise binding on Landlord. Tenant shall not have the right to execute this Lease or any documents or addenda attached hereto using an electronic signature, and Tenant shall execute this ease and any documents or addenda attached hereto using an original ink signature.

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES. TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION. PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD'S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT IN THE MANNER SET FORTH IN THIS LEASE. THE DELIVERY OF A DRAFT OF THIS LEASE TO TENANT SHALL NOT CONSTITUTE AN AGREEMENT BY LANDLORD TO NEGOTIATE IN GOOD FAITH, AND LANDLORD EXPRESSLY DISCLAIMS ANY LEGAL OBLIGATION TO NEGOTIATE IN GOOD FAITH.

[Remainder of page left intentionally blank.)

LANDLORD:

Lake Midas LLC

a California limited liability company

By: /s/ Jason Oderio

Name: Jason Oderio, Manager

TENANT*:

Spinal Kinetics, Inc.

a Delaware corporation

By: /s/ Thomas Afzal

Thomas Afzal

Its: Chief Executive Officer

By: /s/ Michael Orth

Michael Orth

Its: Chief Operating Officer

*If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT B

ADDENDUM TO STANDARD LEASE AGREEMENT (the "Lease")

Between Lake Midas LLC ("Landlord") and

Spinal Kinetics, Inc. ("Tenant")

It is hereby agreed by Landlord and Tenant that the provisions of this Addendum are a part of the Lease. If there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control. Capitalized terms in this Addendum shall have the same meaning as capitalized terms in the Lease, and, if a Work Letter Agreement is attached to this Lease, as those terms have been defined in the Work Letter Agreement.

63.
ABATEMENT OF RENT. Landlord hereby agrees to waive the Base Rent due for the period from October 1, 2015 through December 31, 2015. No amounts due to Landlord under the Lease other than the Base Rent referred to above shall be waived. In the event Tenant commits a monetary default as defined in the Lease beyond any applicable notice and cure period, Base Rent coming due thereafter shall not be waived. The total amount of Base Rent waived shall not exceed One Hundred Eighty Six Thousand Three Hundred Seventy Nine and 44/100 Dollars ($186,379.44).

64.
RENEWAL OPTIONS. Landlord hereby grants to Tenant the option to extend the term of the Lease for two (2) consecutive five (5)-year periods (the "Extension Options") commencing when the initial lease term expires and when the first option term expires upon each and all of the following terms and conditions:

a.
On a date which is prior to the date that the applicable option period would commence (if exercised) by at least two hundred forty (240) days and not more than four hundred fifty (450) days, Landlord shall have received from Tenant a written notice of the exercise of the applicable option to extend the Lease for said additional term (an "Exercise Notice"), time being of the essence. If the Exercise Notice is not so given and received, the Extension Options shall automatically expire, Tenant shall no longer have the right to give an Exercise Notice and this section shall be of no further force or effect. Tenant shall give each Exercise Notice using certified mail return receipt requested or some other method where the person delivering the package containing the Exercise Notice obtains a signature of the person accepting the package containing the Exercise Notice (e.g. by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package). Once Tenant gives an Exercise Notice its exercise of the Extension Option shall be irrevocable.

b.
All of the terms and conditions of the Lease except where specifically modified by this Addendum shall apply to each option term.

c.
The monthly Base Rent payable during the term of each Extension Option shall be the Market Rate on the date the option term commences; provided, however, that at no time during the term of the Extension Option shall the Base Rent be less than the Base Rent due immediately preceding the commencement of the term of the Extension Option.

d.
The term "Market Rate" shall mean the annual amount per rentable square foot that a willing, comparable tenant would pay and a willing, comparable landlord of a similar research and development building, with similar level of improvements, systems, capabilities and infrastructure would accept at arm's length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses ()&, whether determined on a "net lease" basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) other generally applicable terms and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement allowance. If tenants exercising similar market rate extension options are receiving a tenant improvement allowance, this fact shall be taken into consideration in determining the Market Rate. The Market Rate may also designate periodic rental increases, a new Base Year and similar economic adjustments.

e.
If Tenant exercises an Extension Option, Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount within thirty (30) days after receipt of the Exercise Notice. Tenant shall have ten (10) days ("Tenant's Review Period") after receipt of Landlord's notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant's Review Period ("Outside Agreement Date"), then each party shall deliver their final proposal as to the Market Rate ("Final Proposals") to the other party. If one party fails to deliver their Final Proposal the Final Proposal actually delivered shall be the Market Rent unless the non-delivering party cures such failure within one (1) business day after written notice from the delivering party.

f.
If the Market Rate is not determined as set forth above, either party may accept the other's Final Proposal by delivering written notice to the other party of such acceptance within ten (10) days after delivery of the last of the Final Proposals ("Final Acceptance Deadline"). If the Market Rate is not finally determined by the Final Acceptance Deadline, then within ten (10) days thereafter, each party shall specify in writing to the other the name and address of a licensed commercial real estate broker with at least ten

(10) years of experience with the prevailing market rents in the area ("Broker") to act on its behalf in determining Market Rent. If either party fails to timely appoint a Broker, the determination of the timely appointed Broker shall be final and binding. The Brokers shall have thirty (30) days from the day of their respective appointments (the "Determination Period") to make their respective determinations and agree on the Market Rent. If the two Brokers selected by Landlord and Tenant cannot reach agreement on the Market Rent, such Brokers shall within five (5) business days jointly appoint an impartial and independent third broker ("Third Broker") with qualifications as set forth above, and the Market shall be established by the Brokers and Third Broker in accordance with the following procedures. The Brokers shall state inwriting their determinations of Market Rent. The Brokers shall arrange for the simultaneous delivery of their determinations to the Third Broker no later than ten (10) days after the expiration of the Determination Period. The role of the Third Broker shall be to select which of the two proposed determinations by the Brokers most closely approximates the Third Broker's determination of Market Rent, and the Third Broker shall have no more than fifteen (15) days in which to select the final determination. The determination by the Third Broker shall constitute the decision of the Brokers and be final and binding on Landlord and Tenant. Each party shall pay the cost of its own Broker and shall share equally the cost of the Third Broker. If the Brokers cannot agree on the selection of the Third Broker, then either party may apply to Presiding Judge of the Superior Court for the county in which the Premises is located for the selection for the Third Broker.

g.
Landlord shall have the right to require Tenant to execute and to deliver to Landlord an amendment to the Lease that accurately sets forth the extended term of the Lease and the new Base Rent and other economic terms, if any. Within ten (10) days after Landlord provides the amendment to Tenant and Market Rent has been established, Tenant shall execute the amendment and deliver the amendment to Landlord. Landlord's election not to require Tenant to execute an amendment shall not invalidate Tenant's exercise of the Extension Option.

65.
EARLY POSSESSION. Provided that Tenant does not interfere with or delay the completion by Landlord or its agents or contractors of the construction of any tenant improvements, and provided Landlord has possession of the Premises, Tenant shall have the right to enter the Premises upon full Lease execution by Landlord and Tenant for the sole purpose of installing furniture, trade fixtures, equipment, and similar items, planning, designing and construction of the Tenant Improvements and Tenant shall have no obligation to begin paying Base Rent or Operating Expenses during such period but shall be responsible for the payment of all utilities during such period.

Tenant shall be liable for any damages or delays caused by Tenant's activities at the Premises. Prior to entering the Premises, Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord. Tenant shall coordinate such entry with Landlord's manager, and such entry shall be made in compliance with all terms and conditions of this Lease and the Rules and Regulations attached hereto.

66.
LANDLORD IMPROVEMENTS. Prior to the Commencement Date, Landlord shall, at its sole cost and expense, perform those improvements to the exterior of the Building and Exterior Areas set forth on the renderings attached hereto as Exhibit B-1 substantially as shown thereon ("Landlord Commencement Date Improvements"). Tenant acknowledges that the renderings attached hereto are not final engineered drawings and that Landlord shall have the right, as it shall determine in its sole and absolute discretion and without Tenant's approval or consent, to modify such renderings and Landlord Commencement Date Improvements, provided that Landlord determines to modify such renderings and Landlord Commencement Date Improvements due to compliance requirements of any governmental agency or due to structural feasibility concerns, Landlord and Tenant shall meet and confer in good faith as to such modifications. In such event, Exhibit B-1 shall be automatically modified and replaced with such revised renderings, drawings and Landlord Commencement Date Improvements.

67.
MONUMENT SIGN. There is an existing monument sign at the Project (the "Monument Sign"). Subject to Tenant obtaining any required governmental permits, Tenant shall be entitled to place its name on the Monument Sign, at Tenant's sole cost and expense. Landlord shall have the right to approve the size, design, location and color of Tenant's name on the Monument Sign, in Landlord's reasonable discretion. Tenant shall maintain its name in good condition, at Tenant1s sole cost and expense. Prior to the expiration or earlier termination of the Lease, Tenant shall remove its name from the Monument Sign and repair any damages caused by such removal.

68.
LETTER OF CREDIT.

a.
DELIVERY OF LETTER OF CREDIT, Tenant shall deliver to Landlord concurrent with Tenant's execution of this Lease, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease, an unconditional, clean, irrevocable negotiable standby letter of credit (the "L-C") in the amount of Seven Hundred Fifty Thousand Dollars ($7S0,000.00) (the "L-C Amount"), in the form attached hereto as Exhibit E, payable in the City of San Jose, California, or Santa Clara, California running in favor of Landlord, drawn on a bank (the "Bank") reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor's Professional Rating Service of A or a comparable rating from Moody's Professional Rating Service (the "Credit Rating Threshold"), and otherwise conforming in all respects to the requirements of this Section 68, including, without limitation, all of the requirements of Section 68(b) below, all as set forth more particularly hereinbelow. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L-C. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the attorney's fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within thirty (30) days of billing.

b.
IN GENERAL. The L-C shall be "callable" at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500,or the International Standby Practices ISP 98, International Chamber of Commerce Publication #590. Tenant further covenants and warrants as follows:

i.
LANDLORD RIGHT TO TRANSFER. The L-C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord's interest in the Building or the Project, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.

ii.
No ASSIGNMENT BY TENANT. Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.

iii.
REPLENISHMENT. If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 3.6.3 below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) days after written demand, provide Landlord with (i) an amendment to the L C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Section 68, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 17, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).

iv.
RENEWAL; REPLACEMENT. If the L-C expires earlier than the date (the "LC Expiration Date") that is sixty (60) days after the expiration of the Lease Term, Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L-C shall contain a so-called "evergreen provision," whereby the L-C will automatically be renewed unless at least sixty (60) days' prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L-C, beyond which the L-C shall not automatically renew, shall not be earlier than the LC Expiration Date.

v.
BANK'S FINANCIAL CONDITION. If, at any time during the Lease Term, the Bank's long term credit rating is reduced below the Credit Rating Threshold, or if the financial condition of the Bank changes in any other materially adverse way (either, a "Bank Credit Threat"), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Section 68, and Tenant's failure to obtain such substitute L-C within ten (10) days following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord's then managing agent, to immediately draw upon the then existing L- C in whole or in part, without notice to Tenant, as more specifically described in Section 68(c), below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord's reasonable attorneys' fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

c.
APPLICATION OF LETTER OF CREDIT. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default beyond any applicable notice and cure period by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease beyond any applicable notice and cure period, or (B) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date, or

(E) a Bank Credit Threat or Receivership (as defined below below) has occurred and Tenant has failed to comply with the requirements of either Section 68(b)(v) or Section·68(f), as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default beyond any applicable notice and cure period hereunder or if any of the foregoing events identified in Section 68(c)(ii) through (v) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default ofTenant beyond any applicable notice and cure period and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default beyond any applicable notice and cure period, (ii) against any Rent payable by Tenant under this Lease that is not paid when due beyond any applicable notice and cure period and/or (iii) to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default beyond any applicable notice and cure period by Tenant under this Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, and (iii) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

d.
LETTER OF CREDIT NDT A SECURITY DEPOSIT. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto, and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws except California Civil Code Section 1950.7(b).

e.
PROCEEDS OF DRAW. In the event Landlord draws down on the L-C pursuant to Section 68(c)(iv) or
(v)
above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a "security deposit" under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws except California Civil Code Section 1950.7(b). Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due, or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the "Unused L-C Proceeds"), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Section 68, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

f.
BANK PLACED INTO RECEIVERSHIP. In the event the Bank is placed into receivership or conservatorship (any such event, a "Receivership") by the Federal Deposit Insurance Corporation or any successor or similar entity (the "FDIC"), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Section 68, and, within ten (10) days following Landlord's notice to Tenant of such Receivership (the "LC Replacement Notice"), Tenant shall replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Section 68. If Tenant fails to replace such L-C with a substitute L-C from a different issuer pursuant to the terms and conditions of this Section 68(f)(i), then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right, at Landlord's option, to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day period), in which event, Landlord shall have the right to pursue any and all remedies available to it under this Lease and at law, including, without limitation, treating any Receivership as a Bank Credit Threat and exercising Landlord's remedies under Section 68(b)(v) above, to the extent possible pursuant to then-existing FDIC policy;. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L- C (including without limitation Landlord's reasonable attorneys' fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

g.
TERMINAT/ONOF L-C. Provided that, as of the fifteen (15) month anniversary of the Commencement Date, (i) no event of Tenant default, after expiration of any notice and cure period, has occurred; (ii) no event exists, which, with the giving of notice, passing of time, or both, would constitute an event of Tenant default; and (iii) there exists no uncured event of Tenant default, whether before or after expiration of any applicable cure period; the Tenant's obligation to maintain the L-C set forth in this Section 68 shall automatically terminate and Landlord shall return the L-C to Tenant promptly after such obligation terminates; provided, however, if any of the events described in clauses (i), (ii) or (iii) of this subsection exist as of such date, the L-C shall remain in effect throughout the remaining Lease term. If an event described in clause (ii) or (iii) of this subsection exists as of the fifteen month anniversary of the Commencement Date, Tenant's obligation to maintain the L-C shall terminate if and when Landlord cures such event.

69.
ROOF RIGHTS.

a.
SATELLITE ANTENNA. Tenant shall have the nonexclusive right, at no additional charge, to install, operate and maintain on the roof of the Building ("Roof'), at Tenant's sole cost and expense, a antenna and associated cabling (collectively, the "Antenna") complying with all of the reasonable specifications required by Landlord (the "Specifications"). The Antenna shall not require a source of electricity or other power on the Roof for its operation. The right granted to Tenant hereunder is a nonexclusive license and is not a lease.

b.
TERM. Tenant's right to operate and maintain the Antenna shall automatically expire and terminate on the date that the term of the Lease expires (as may be extended) or is otherwise terminated. In addition, such right shall also terminate if any of the following continue for more than ten (10) days after written notice from Landlord to Tenant: (a) the Antenna is causing physical damage to the Building or the Roof, (b) the Antenna is causing Landlord to be in violation of any agreement to which Landlord is a party or (c) the Antenna is causing Landlord to be in violation any local, state or federal law, regulation or ordinance.

c.
USE. Tenant shall only use the Antenna to transmit and to receive radio transmissions for Tenant's use in the Premises. No person or entity other than Tenant shall have the right to send or receive transmissions using the Antenna.

d.
LOCATION. The Antenna shall be installed at a location on the Roof selected by Landlord, in Landlord's reasonable discretion and reasonably approved by Tenant. Landlord makes no representation or warranty to Tenant that the location selected by the parties on the Roof, from time to time, will be satisfactory to Tenant or will permit Tenant to transmit or to receive the radio transmissions it desires to transmit and to receive.

e.
LANDLORD APPROVAL. Prior to installing the Antenna, Tenant shall submit to Landlord plans and specifications for the installation of the Antenna that are reasonably satisfactory to Landlord (the "Plans"). The Plans shall be consistent with the Specifications and shall show the location of the Antenna on the Roof, the location and type of all cabling, the way the Antenna will be placed on the Roof and any other information requested by Landlord, in Landlord's reasonable discretion. Landlord shall have the right to require that the Antenna not be visible from any location on the ground and/or that the Antenna be screened in a manner satisfactory to Landlord, in Landlord's reasonable discretion. Landlord shall have the right to employ an engineer or other consultant to review the Plans and the actual and reasonable cost of such engineer or consultant shall be paid by Tenant to Landlord within thirty (30) days after demand. Landlord may approve or reject all or part of the Plans in Landlord's reasonable discretion. After Landlord has approved the Plans and prior to installing the Antenna and any cabling, Tenant shall obtain and provide to Landlord: (a) all required governmental and quasi-governmental permits, licenses, special zoning variances and authorizations, all of which Tenant shall obtain at its own cost and expense; and (b) a policy or certificate of insurance evidencing such insurance coverage as may be reasonably required by Landlord as hereinafter provided. Any alteration or modification of the Antenna or any associated cabling after the Plans have been approved shall require Landlord's prior written approval, which may be given or withheld in Landlord 1 s reasonable discretion.

f.
INSTALLATION.

i.
Installation and maintenance of the Antenna shall be performed solely by contractors approved by Landlord, in its reasonable discretion. Except as may be permitted by Landlord pursuant to Section 7, Tenant shall not have the right to penetrate the Roof for any purpose including, but not limited to, the installation of the Antenna. The Antenna shall be installed in a manner that will not damage the Roof. Landlord may require anyone going on the Roof to execute in advance a liability waiver satisfactory to Landlord, in Landlord's sole discretion.

ii.
Tenant shall bear all costs and expenses incurred in connection with the installation, operation and maintenance of the Antenna. In addition, Tenant shall reimburse Landlord for all of its actual and reasonable out-of-pocket costs incurred in reviewing Tenant's Plans and monitoring the installation, maintenance and removal of the Antenna. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant which claims are or may be secured by any mechanic's or materialmen's lien against the Building, or any interest therein.

iii.
Tenant may not take, or cause to be taken, any action that would void, impair, abrogate, limit or eliminate any Building warranty, including, but not limited to, any structural roof or roof membrane warranty. Should Tenant take, or cause to be taken, any action that voids, impairs, abrogates, limits or eliminates any such warranty, Tenant shall provide such warranty in lieu of thereof on the same terms and conditions of such warranty as if such warranty were not voided, impaired, abrogated, limited or eliminated by Tenant's actions.

g.
ROOF REPAIRS. If repairs to, or replacement of, the Roof is necessary and/or required under the Lease (hereinafter "Roof Repairs"), Tenant shall, upon Landlord's request, temporarily remove the Antenna so that the Roof Repairs may be completed. The cost of removing and reinstalling the Antenna shall be paid by Tenant, at Tenant's sole cost and expense. Landlord shall not be liable to Tenant for any damages, lost profits or other costs or expenses incurred by Tenant as the result of the Roof Repairs.

h.
REMOVALOF ANTENNA. On or before the expiration or earlier termination of the Lease (or if Tenant's rights to use the Roof are termination prior thereto), Tenant shall remove the Antenna and all associated cabling and repair any damages caused thereby, at Tenant's sole cost and expense. If Tenant does not remove the Antenna on or before the date this Agreement terminates, Tenant hereby authorizes Landlord to remove and dispose of the Antenna and associated cabling, and Tenant shall immediately reimburse Landlord for the costs and expenses it incurs in removing the Antenna and associated cabling and repairing any damages caused thereby. Tenant agrees that Landlord may dispose of the Antenna and any associated cabling, in any manner selected by Landlord, if Tenant does not remove it.

i.
INSURANCE. The liability and property damage insurance that Tenant is required to obtain by the Lease shall also specifically apply to the Antenna. If Tenant's insurance policies do not already include full coverage for radio and television antennas, prior to Tenant's installation of the Antenna, Tenant shall obtain an endorsement to its policies providing full coverage for liability relating to the Antenna.

j.
INDEMNITY AND LANDLORD LIABILITY. The provisions of Section 19 shall apply to the Antenna, Tenant's use of the Roof and the provisions of this Section 69. Tenant's obligations under this section shall survive the expiration or earlier termination of the Lease unless specifically waived in writing by Landlord after said expiration or termination.

k.
No TRANSFER OF ROOF RIGHTS. Tenant's rights under this Section 69 and the license granted hereunder may not be transferred or assigned by Tenant other than to an Affiliate and any such transfer or assignment shall be void.

I.
DEFAULT. Any default by Tenant under this Section shall also constitute a default by Tenant as set forth in Section 17.

70.
BACKUP GENERATOR. Landlord acknowledges that Tenant may desire to install an uninterruptable power supply or backup generator (as applicable "Generator") at the Premises. The size and location of the Generator and the size of the pad to accommodate the Generator will both be considered Alterations and subject to the provisions of Section 13.

71.
ELECTRIC VEHICLE CHARGING STATIONS INSTALLED BY TENANT. Under certain circumstances Section 1952.7 of the California Civil Code ("Section 1952.7") may permit Tenant to install electric vehicle charging stations ("Tenant Charging Stations") in the parking area of the Project. In the event Section 1952.7 does permit Tenant to install Tenant Charging Stations and Tenant elects to install Tenant Charging Stations, the requirements set forth below shall apply. If, and only if, Section 1952.7 of the California Civil Code ("Section 1952.7") applies to the parking area of the Project where Tenant's parking spaces are located and gives Tenant the legal right to install electric vehicle charging stations ("Tenant Charging Stations"), Tenant shall have the right to install Tenant Charging Stations in its parking spaces subject to all of the following terms and conditions and Tenant hereby acknowledges and agrees that all of the following terms and conditions are reasonable restrictions on the installation of the Tenant Charging Stations:

a.
Prior to installing, modifying, replacing or removing any Charging Station Improvements (as defined below) Tenant shall obtain the prior written approval of Landlord. For purposes of this Section, "Charging Station Improvements" shall mean the Tenant Charging Stations, the Charging Station Parking Spaces (as defined below), all other improvements or alterations made to the Project as part of the installation of the Tenant Charging Stations or any modifications to any of the foregoing. Landlord shall provide its written approval or disapproval of Tenant's request to install or modify the Charging Station Improvements within thirty (30) days after Landlord has received the Charging Station Plans (as defined below). Nothing contained in this Section shall be interpreted as granting Tenant the right to alter any aspect of the parking spaces including, but not limited to, the size or location of parking spaces, and Tenant shall not have the right to alter the parking spaces at the Project.

b.
Tenant may install no more than two Tenant Charging Stations; provided, however, in no event shall Tenant be permitted to install more Tenant Charging Stations than are permitted by Section 1952.7. To the extent Section 1952.7 permits Tenant to install without Landlord's approval a greater number of Tenant Charging Stations than provided above, Tenant shall be entitled to install the smallest number of Tenant Charging Stations it is permitted to install without Landlord's approval by Section 1952.7. The parking spaces used when vehicles are being charged at the Tenant Charging Stations are hereinafter collectively referred to as the "Charging Station Parking Spaces". Charging Station Parking Spaces shall be included in the number of parking spaces Tenant is entitled to use pursuant to the Lease.

c.
Landlord may determine the location of the Tenant Charging Stations, the Charging Station Parking Spaces and the other Charging Station Improvements in its sole discretion provided that they are located in the Project's parking area.

d.
The Charging Station Improvements shall comply with all Federal, State and local laws and regulations and all covenants, conditions and restrictions applicable to the Project including, but not limited to, applicable health, safety, zoning and land use laws (collectively, "Applicable Requirements").

e.
At Tenant's sole cost and expense, Tenant may place a sign in front of each Charging Station Parking Space stating that the Charging Station Parking Space is reserved for use by Tenant (the "Charging Station Signs"). Landlord shall have the right to approve in its sole discretion the size, content, color, design, materials and method of attachment of the Charging Station Signs. The Charging Station Signs shall be maintained by Tenant in good condition and repair at Tenant's sole cost and expense.

f.
The Tenant Charging Stations may only be used by Tenant's employees while working at the Premises, no other person or entity shall have the right to use the Tenant Charging Stations, and Tenant shall not permit any other person or entity to use the Tenant Charging Stations. Landlord shall not be responsible for the security or use of the Tenant Charging Stations or for preventing other persons or entities from using the Tenant Charging Stations or from parking in the Charging Station Parking Spaces.

g.
Tenant shall pay, at Tenant's sole cost and expense, any cost or expense related directly or indirectly to the existence of the Charging Station Improvements, including, but not limited to, all costs associated with the ownership, design1 purchase, installation, maintenance, repair, operation and removal of the Charging Station Improvements (collectively, "Charging Station Expenses"). Landlord shall have no obligation to pay any Charging Station Expense. If Tenant fails to pay any Charging Station Expense or if Tenant fails to perform any obligation it has under this Exhibit (collectively, a "Tenant Obligation"), Landlord shall have the right, but not the obligation, to complete the Tenant Obligation (e.g., by paying the Charging Station Expense or performing the Tenant obligation), and Tenant shall reimburse Landlord for the costs incurred by Landlord plus and amount equal to ten percent (10%) of such costs within twenty (20) days after written demand.

h.
At all times Tenant shall, at Tenant's sole cost and expense, maintain the Charging Station Improvements in good condition and repair and in compliance with all Applicable Requirements. Tenant shall keep the area around the Tenant Charging Stations and the Charging Station Parking Spaces in neat and clean condition, at Tenant's sole expense.

i. Tenant shall employ qualified engineers and architects approved by Landlord, in Landlord's reasonable discretion, to prepare detailed plans and specifications for the installation and any subsequent modification of the Charging Station Improvements (the "Charging Station Plans"). Landlord shall have the right to approve the Charging Station Plans including, but not limited to, the type and size of the charging stations Tenant desires to install and all electrical infrastructure. Once Landlord has approved the Charging Station Plans, Tenant shall obtain all required permits and other governmental approvals needed in order to install or modify the Charging Station Improvements pursuant to the approved Charging Station Plans, at Tenant's sole cost and expense. Tenant shall provide copies of the permits to Landlord prior to commencing the construction or modification of the Charging Station Improvements. Landlord shall have the right to approve in its sole discretion any conditions imposed by applicable governmental agencies on the installation or modification of the Charging Station Improvements. In addition, Landlord shall have the right to approve in its sole discretion the methods and procedures used to complete any trenching, landscaping repairs and/or asphalt and concrete repairs.

j.
Landlord shall have the right to approve in advance the contractors (the "Contractors") used by Tenant to construct, install and/or modify the Charging Station Improvements, in Landlord's reasonable discretion; provided, however, any work on the Project's electrical systems, plumbing systems, life/fire/safety systems, any modifications to concreate or asphalt areas or any modifications to landscaped areas shall be performed by contractors designated by Landlord. The Contractors shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are acceptable to Landlord, in Landlord's reasonable discretion. Certificates for all insurance carried pursuant to this Section shall be delivered to Landlord before the commencement of the construction or modification of the Charging Station Improvements. All such policies of insurance shall name Landlord, its property manager and such other parties as Landlord shall designate as additional insured. Prior to commencing construction or modification of the Charging Station Improvements, Tenant shall provide Landlord with copies of the final contract entered into with each Contactor.

k.
The Contractors shall comply with Landlord's construction rules and procedures (the "Construction Procedures"), and if any Contractor fails to comply with the Construction Procedures after Landlord has provided the Contractor with written notice of its non-compliance, Landlord shall have th'e right to prohibit such Contractor from performing any further work at the Project, and Landlord shall have no liability to Tenant do to such prohibition. Tenant and the Contractors shall not have the right, at any time, to disrupt any Building or Project service (e.g., electrical, plumbing etc.) to the Exterior Areas. Tenant and the Contractors shall not store construction materials at the Project and the Contractors shall not dispose of their refuse or construction materials in the Project's trash receptacles. Tenant shall reimburse Landlord for the cost of repairing any damage to the Project caused by the construction or modification of the Charging Station Improvements, plus an amount equal to ten percent (10%) of such cost, within twenty
(20)
days after written request by Landlord. Landlord shall have the right to inspect the Charging Station Improvements at all times. Landlord shall have the right to receive a fee to reimburse it for its costs in providing approvals hereunder and in monitoring the construction or modification of the Charging Station Improvements in an amount equal to three percent (3%) of the total cost of constructing, installing and/or modifying the Charging Station Improvements (the "Charging Station Landlord Fee"). Tenant shall pay the Charging Station Landlord Fee to Landlord within twenty (20) days after written demand.

I.
All electricity used by the Tenant Charging Stations shall be paid by Tenant, at Tenant's sole cost and expense. The electricity used by the Tenant Charging Stations shall be separately metered by the applicable public utility and Tenant shall pay the electricity charges directly to the applicable public utility. All costs associated with metering the electricity used by the Tenant Charging Stations, bringing electricity to the Tenant Charging Stations (e.g., the cost of metering devices, the cost of modifications to the Project's electrical system, the cost of bringing electrical lines to the Tenant Charging Stations etc.) and all design and construction costs associated with bringing electricity to the Tenant Charging Stations shall be paid by Tenant, at Tenant's sole cost and expense. Landlord shall determine in its sole discretion what electrical improvements need to be made to bring the electricity to the Tenant Charging Stations, and where such electrical improvements will be located, and all such electrical improvements shall be included in the Charging Station Plans.

m.
Upon the expiration or earlier termination of the Lease or upon Tenant's election to no longer use the Tenant Charging Stations, Tenant shall remove the Charging Station Improvements and shall return the Project to the condition it was in prior to the installation of the Charging Station Improvements, at Tenant's sole cost and expense. At Landlord's option, Landlord may require Tenant to leave some or all of the Charging Station Improvements in place upon the expiration or earlier termination of the Lease or upon Tenant's election to no longer use the Tenant Charging Stations, and in this event, the Charging Station Improvements left by Tenant shall be the property of Landlord. At Landlord's option, Tenant shall execute a bill of sale confirming that it has conveyed title to the Charging Station Improvements to Landlord free of all liens and encumbrances within ten (10) days after Landlord's written request.

n.
Tenant hereby agrees to indemnify, defend and hold harmless Indemnified Parties from and against any and all Damages arising out of or related to a "Charging Station Indemnified Matter" (as defined below). A "Charging Station Indemnified Matter " shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (a) Tenant's or any Tenant Party's installation, use, repair, maintenance and removal of the Charging Station Improvements, (b) any act, omission or neglect of Tenant or a Tenant Party or (c) Tenant's failure to perform any of its obligations under this Section. Tenant's obligations hereunder shall include, but shall not be limited to providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant's sole expense, within twenty (20) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded. This indemnity is intended to apply to the fullest extent permitted by applicable law. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the Charging Station Improvements or other property of Tenant, Tenant's employees, agents, contractors or invitees, nor shall Landlord be liable for injury to the person of Tenant Parties, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, the negligent or intentional acts of the Indemnified Parties. Tenant's obligations under this Section shall survive the expiration or termination of the Lease. The insurance purchased by Tenant pursuant to the Lease shall apply to the Charging Station Improvements, and within fourteen (14) days after Landlord approves the installation of the Tenant Charging Stations Tenant shall provide Landlord with a certificates of insurance meeting the requirements of the Lease showing that the insurance required by the Lease is in place with respect to the Charging Station Improvements.

o.
If as a result of the construction or the existence of the Charging Station Improvements, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation and such compliance requires Landlord to make any improvements or alterations to any portion of the Project (an "Additional Alteration"), Landlord shall have the right to make the Additional Alteration and in this event Tenant shall reimburse Landlord for the cost of the Additional Alteration within twenty (20) days after written demand, or require that Tenant make such Additional Alteration at its sole cost and expense.

p.
At Landlord's option and in addition to all of Landlord's other rights under this Section, Landlord may require Tenant to comply with some or all of the items described on the "Permitting Checklist" of the "Zero-Emission Vehicles in California: Community Readiness Guidebook" referred to in Section 1952.7, at Tenant's sole cost and expense.

q.
If any provision of this Section is determined to conflict with the requirements of Section 1952.7, the provision shall be modified to the least extent possible to comply with the requirements of Section 1952.7 and except as modified such provision shall remain in full force and effect.

[SIGNATURES TO FOLLOW ON SUCCEEDING PAGE)

IN WITNESS WHEREOF, the parties hereto have respectively executed this Addendum.

LANDLORD:

Lake Midas LLC

a California limited liability company

By: /s/ Jason Oderio

Name: Jason Oderio,

Its: Manager

TENANT*:

Spinal Kinetics, Inc.

a California corporation

By: /s/ Thomas Afzal

Thomas Afzal

Its: Chief Executive Officer

By: /s/ Michael Orth

Michael Orth

Its: Chief Operating Officer

*lf Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

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